As filed with the Securities and Exchange Commission on March 30, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATIONAL HEALTH PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Indiana	8090	04-3786176
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David M. Daniels

Chief Executive Officer

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	3,935,000	$0.04	$157,400	$11.23

(1)   Represents shares of common stock that may be offered by certain selling security holders.  Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)   Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low sale prices per share of the registrant’s common stock as reported on the OTC Bulletin Board on March 26, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH       , 2010

PRELIMINARY PROSPECTUS

NATIONAL HEALTH PARTNERS, INC.

3,935,000 shares of common stock

The 3,935,000 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus.  All of the shares were issued by us in private placement transactions.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any part of the proceeds from sales of these shares by the selling security holders.

Our common stock trades on the OTC Bulletin Board under the symbol “NHPR.”  The closing price of our common stock on the OTC Bulletin Board on March 26, 2010, was $0.04 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2010.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.  WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.  YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all of the information that you should consider before investing in the common stock.  You should read carefully the entire prospectus, including “Risk Factors” and the financial statements and notes thereto, before making an investment decision.

Unless otherwise indicated or the context otherwise requires, all references to the “Company,” the “registrant” “we,” “us” or “our” and similar terms in this prospectus refer to National Health Partners, Inc. and its subsidiaries.

National Health Partners, Inc.

We are a national healthcare membership organization that provides affordable healthcare programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 healthcare professionals nationwide that render their services and products to our members at substantially discounted prices.  CARExpressTM enables our members to engage in point-of-service transactions directly with these healthcare providers and receive discounts from the providers.

Our membership programs provide low-cost alternatives to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by basic health insurance or who are unable to obtain basic health insurance due to their medical history, age or occupation.  For a monthly fee, our members pay discounted prices that are typically between 10% and 50% less than the retail price of participating healthcare provider products and services.   Acceptance into our membership programs is unrestricted, and our programs may be utilized by the member’s entire household.  We also offer limited insurance benefits that can be added to our membership programs through which our members can obtain even greater savings.  We believe our commitment to flexibility in product design, systems and operations for a range of distribution models will contribute directly to our success and help distinguish us from our competitors.

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We are focusing predominantly on underserved markets where individuals either have limited healthcare benefits or no healthcare benefits.  Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance companies have not addressed.

Our principal executive offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, and our telephone number is (215) 682-7114.  We maintain a customer Web site at www.carexpresshealth.com.  Information contained on our Web site does not constitute part of this prospectus.

The Offering

This prospectus covers the public sale of 3,935,000 shares of common stock to be sold by the selling security holders identified in this prospectus.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any part of the proceeds from sales of these shares by the selling security holders.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock.  The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock.   In addition to these risks, our business may be subject to risks currently unknown to us.  If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Associated With Our Business

We are an early-stage company with an unproven business model, which makes it difficult for us to evaluate our current business and future prospects.

While we are actively engaged in marketing our membership programs to the public and are experiencing rapid growth in sales of our membership programs, we have generated only a small amount of revenue to date.  In addition, since we have only been offering our membership programs to the public since 2003, we have very limited historical data with respect to sales of our health membership cards.  As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects.  Because of our limited operating history and because the discount medical plan industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business.  We may make errors in predicting and reacting to relevant business trends, which could harm our business.

Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein.  We may not be able to successfully address any or all of these risks.  Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

We have a history of losses and the report of our independent accountants issued in connection with the audit of our financial statements contained a qualification raising a substantial doubt about our ability to continue as a going concern.

We have recognized net losses in each fiscal quarter since our inception and as of December 31, 2009, had an accumulated deficit of approximately $26.6 million.  We incurred net losses to common shareholders of approximately $2.2 million for the year ended December 31, 2009, approximately $3.0 million for the year ended December 31, 2008 and approximately $3.5 million for the year ended December 31, 2007.  As a result of these conditions, the report of our independent accountants issued in connection with the audit of our financial statements as of and for our fiscal year ended December 31, 2009 contained a qualification raising a substantial doubt about our ability to continue as a going concern.  We can provide no assurance regarding when, if ever, we will become profitable.  As a result, we may continue to generate losses for the foreseeable future.

We will need to raise additional funds in the future to cover our long-term contractual obligations and operating expenses, which funds may not be available or, if available, may not be available on acceptable terms.

We have significant long-term contractual obligations that we must satisfy over the next several years.  We are a party to employment agreements with David M. Daniels, Alex Soufflas and Patricia S. Bathurst pursuant to which they are currently entitled to receive annualized base salaries of approximately $421,000, $351,000 and $193,000 respectively.  We must also make payments under the operating lease for our office space in Horsham, Pennsylvania in the aggregate amount of approximately $167,000 over the next 12 months.  A summary of the material terms of these employment agreements and the lease and our financial obligations thereunder is provided herein under “Executive Compensation — Employment Contracts and Arrangements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations.”  If we are unable to satisfy these obligations as they become due, our business may be materially and adversely affected.

We also expect to continue to incur significant operating expenses over the next 12 months as we:

•                  develop new membership programs;

•                  recruit additional marketing and distribution partners and hire additional personnel, including sales personnel, customer service staff and support staff;

•                  leverage and develop relationships with additional preferred provider organizations (“PPOs”) and provider networks;

•                  upgrade our operational and financial systems, procedures and controls; and

•                  comply with state and federal laws governing our business operations, comply with Securities and Exchange Commission (“SEC”) reporting requirements and fulfill the other responsibilities that we have as a public company.

We may also experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties.

We believe that our current cash resources will not be sufficient to sustain our current operations for the next 12 months.  As a result, we will need to raise additional funds during the next 12 months.  We have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all.  If we cannot raise funds when they are needed or if such funds cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, sell or create new membership programs, execute our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.  This may seriously harm our business, financial condition and results of operations.

We currently generate almost all of our revenue through a limited number of marketing and distribution partners.

A limited number of marketing and distribution partners currently generate almost all of our revenue for us.  Although we are in the process of expanding the number of marketing and distribution partners selling our membership programs, we can provide no assurance that we will be successful in doing so.  In the event any of our significant marketing and distribution partners stops selling our programs to prospective members, or if prospective members do not purchase our programs through these marketing and distribution partners, our business, financial condition and results of operations could be materially and adversely affected.

We must develop and expand our use of marketing and distribution partners to increase revenue and improve our operating results.

Our success will depend in large part upon our ability to attract, retain and motivate the marketing and distribution partners that market our membership programs.   We will need to expand our existing relationships and enter into new relationships with marketing and distribution partners in order to increase our current and future market share and revenue.  We compete with all types of healthcare companies throughout the United States for marketing and distribution partners.  We can provide no assurance that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms.  If we are unable to maintain and expand our existing relationships or enter into new relationships with marketing and distribution partners, we may lose customer introductions, co-marketing benefits and sales, and our operating results may suffer.

Our reliance on brokers, agents, unions, associations and other organizations for sales of our membership programs could result in reduced revenue growth because we have little control over them.

Brokers, agents, unions, associations and other organizations currently account for most of our revenue.  None of these parties is obligated to continue selling our membership programs.  Our ability to generate increased revenue depends significantly upon the ability and willingness of these parties to market and sell our membership programs throughout the United States.  If they are unsuccessful in their efforts or are unwilling or unable to market and sell our programs, our operating results may suffer.

We cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling our membership programs.  These parties typically offer and sell our programs on a part-time basis, and may engage in other business activities.  They also may give higher priority to the products or services of our competitors and reduce the amount of effort they devote to marketing our programs.  We may not be able to prevent these parties from devoting greater resources to support our competitors’ products and reducing or eliminating their efforts to sell our programs.

We are dependent upon insurance brokers and agents to offer and sell our CARExpress PlusTM programs.

We rely primarily upon insurance brokers and agents to offer and sell our CARExpress PlusTM programs.  These insurance brokers and agents may offer and sell membership programs that are competitive with ours and may give higher priority and greater incentives (financial or otherwise) to other membership programs, reducing their efforts devoted to the marketing and distribution of our CARExpress PlusTM programs. Also, our ability to attract and retain independent insurance agencies could be negatively affected by adverse publicity relating to our products and services or our operations.  Development and maintenance of the relationships with insurance brokers and agents may in part be based on professional relationships and the reputation of our management and marketing personnel.  Consequently, these relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  The loss of a significant number of insurance brokers and agents or the loss of a key insurance broker or agent for any reason could adversely affect our revenue and operating results, or could impair our ability to establish new relationships or continue strategic relationships with other insurance brokers and agents.

We currently rely on a small number of PPOs and other provider networks, the loss of any one of which or the change in our relationship with any one of which could have a material adverse effect on our business.

CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi are the principal PPOs and provider networks through which our members receive savings on healthcare products and services through our membership programs.  Our agreements with these parties are not exclusive, so they may choose to partner with one of our competitors or compete directly with our programs.  In addition, these agreements may be terminated by either party on between 45 and 180 days’ prior written notice.  While we currently have a good relationship with each of these parties, we can provide no assurance that we will continue to have a good relationship with any of them in the future.  If these organizations choose to partner with our competitors or compete directly with our programs, our business could be adversely affected.  In addition, if, for any reason, we should lose a provider relationship and be unable to promptly replace it with a new one, we may be unable to offer certain benefits to members, which could have a negative impact on our sales.

We must develop and maintain relationships with PPOs and other provider networks within each market area that our services are offered.  Developing and maintaining relationships with PPOs and provider networks is based in part on professional relationships and the reputation of our management and marketing personnel.  Our PPO and provider network relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  The loss of a PPO or provider network within a geographic market area that is not be replaced on a timely basis, or at all, could have a material adverse effect on our business, financial condition, and results of operations.

We must develop and maintain relationships with insurance companies for the insurance benefits included in our CARExpress PlusTM programs.

We are not an insurance company.  The insurance benefits that we offer as part of our CARExpress PlusTM programs are developed and offered by a third-party insurance company.  We currently rely upon The United States Life Insurance Company in the City of New York (“U.S. Life”) for all of the insurance benefits that we include in our CARExpress PlusTM programs.  The loss or termination of this strategic relationship could adversely affect our revenues and operating results and may also impair our ability to maintain and attract new insurance brokers and agents to offer our CARExpress PlusTM programs to the public.

We must develop and maintain relationships with several insurance companies so that we can continue offering insurance benefits as part of our CARExpress PlusTM programs.  Development and maintenance of relationships with insurance companies may in part be based on professional relationships and the reputation of our management and marketing personnel.  Consequently, the relationships with insurance companies may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  Our success and growth will depend in large part upon our ability to establish and maintain these strategic relationships, contractual or otherwise, with various insurance companies to provide their products and services.

Because we expect to derive substantially all of our future revenue from our membership programs, any failure of these programs to satisfy customer demands or to achieve meaningful market acceptance may seriously harm our business.

Substantially all of our revenue comes from monthly membership fees that we receive from the sale of our membership programs.  We expect our membership programs to continue to account for substantially all of our revenue for the foreseeable future.  If, for any reason, revenue derived from sales of our membership programs declines or does not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired.  If our membership programs fail to meet the needs of our target customers, or if they do not compare favorably in breadth and price to competing products, our growth may be limited.  We cannot assure you that our membership programs will achieve meaningful market acceptance.  If we cannot develop a market for these programs, or if a market develops more slowly than expected, our business, financial condition and results of operations may suffer.

We may not be able to develop new membership programs at a rate required by our rapidly changing market.

Our future success depends on our ability to develop new membership programs that keep pace with the rapidly evolving discount medical plan industry and that address the changing needs of our customers.  We may not be successful in either developing such programs or achieving market acceptance of any new programs that we develop.  Uncertainties about the timing and nature of changes to healthcare regulations and the evolution of the discount medical plan industry could delay our development of new programs or increase the expenses in developing them.  The failure of our membership programs to satisfy the needs of our customers may limit or reduce the market for these programs, result in customer dissatisfaction, and seriously harm our business, financial condition and results of operations.

Government regulation may adversely affect our financial position and operations.

We market and sell our membership programs without the need for an insurance license by any federal, state or local regulatory licensing agency or commission.  By contrast, companies that provide insurance benefits and operate health maintenance organizations (“HMOs”) and PPOs are regulated by state licensing agencies and commissions. These regulations extensively cover operations, including scope of benefits, rate formulas, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising.  Several states have enacted laws and regulations governing membership programs such as ours and additional states may, in the future, determine that our membership programs are subject to governmental regulation, which may adversely affect or limit our future operations.  Compliance with these statutes and regulations is costly and may limit our operations.  The cost of complying with these laws and regulations has and will likely continue to have a material effect on our financial position.

Government regulation of health insurance, healthcare coverage and health membership plans is a changing area of law and varies from state to state.  The sale of insurance products and the licensing of insurance brokers and agents are subject to regulation and supervision, predominantly by state authorities.  While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations.  States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions.  Although we are not an insurance company, the insurance company from which we obtain the limited insurance benefits included in our CARExpress PlusTM membership programs is subject to various federal and state regulations applicable to its operations.  This insurance company must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.  We may also be limited in how we market and distribute our CARExpress PlusTM membership programs as a result of these laws and regulations.

We market our CARExpress PlusTM membership programs through an association that has been formed to provide various consumer benefits to its members.  This association may include in its benefit packages insurance products that are issued under group or blanket policies covering the association’s members.  Most states allow these programs to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state later determines that our sales of these programs do not comply with their regulations, our ability to continue selling these programs would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the association and its members.

Numerous proposals to reform the current healthcare system have been introduced in the U.S. Congress and in various state legislatures.  Recently, President Obama and members of Congress have proposed significant reforms to the U.S. healthcare system. The Obama administration has stated as a top priority its desire to reform the U.S. health care system with the goal of providing affordable, accessible health care for all Americans. Proposals that have been considered include cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, and mandatory health insurance coverage for employees. In addition, some members of Congress have proposed a government health insurance option to compete with private plans and other expanded public healthcare measures. Various healthcare reform proposals have also emerged at the state level. Both the U.S. Senate and House of Representatives have conducted hearings about U.S. healthcare reform. We cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on us.  However, an expansion of the government’s role in the U.S. healthcare industry could have a material adverse affect on our financial condition and results of operations.

Our continued growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We are experiencing rapid growth in our operations which is placing, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure.  Our future success will depend in part upon the ability of our management to manage growth effectively.  This may require us to hire and train additional personnel to manage our expanding operations.  In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures.  If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We face increasing competition from more established companies that have significantly greater resources than we do that may place pressure on our pricing and that could prevent us from increasing revenue or attaining profitability.

The discount medical plan industry is rapidly evolving and competition for members is becoming increasingly intense.  Our membership programs are similar to or directly in competition with products and services offered by many of our direct and potential competitors.  Some of our healthcare providers may provide, either directly or through third parties, programs that directly compete with our programs.  If discount medical plan programs become standard features of healthcare companies, the demand for our membership programs may decrease.  In addition, the PPOs and provider networks that we use may decide to develop or sell competing products instead of our membership programs.  Moreover, even if our membership programs provide a greater breadth of products and services and greater price discounts than programs offered by other companies operating in the discount medical plan industry, potential customers might accept this limited offering in lieu of purchasing our membership programs due to their lack of familiarity with our programs.

Some of our competitors enjoy substantial competitive advantages, such as:

•                  programs that are functionally similar or superior to our membership programs;

•                  established reputations relating to membership programs;

•                  greater name recognition and larger marketing budgets and resources;

•                  established marketing relationships and access to larger customer bases; and

•                  substantially greater financial, personal and other resources.

We compete with numerous well-established companies that design, market and sell discount medical plan programs.  Our current principal competitors include companies that offer healthcare products and services through membership programs, as well as insurance companies, PPOs, provider networks and other organizations that offer health benefit programs to their customers.  Some of our competitors may be companies that have programs that are functionally similar or superior to our membership programs.  Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us.

We can provide no assurance that our current or future competitors will not:

•                  provide discount medical plan programs comparable or superior to our programs at lower membership prices;

•                  adapt more quickly to evolving healthcare industry trends or changing industry requirements;

•                  respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements;

•                  increase their emphasis on programs similar to ours to more effectively compete with us; or

•                  successfully recruit marketing companies, brokers and agents by offering more attractive compensation plans.

For these and other reasons, we may not be able to compete successfully against our current and future competitors.  Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could have a material, adverse effect on our business, financial condition and results of operations.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

Our success depends largely upon the continued services of our executive officers and other key management and development personnel.  While we have entered into employment agreements with each of our executive officers, they may each terminate their employment with us at any time without penalty.  We do not maintain key person life insurance policies on any of our employees.  The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations.  In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

On March 1, 2010, Alex Soufflas provided us with notice of his resignation as our Chief Financial Officer, Executive Vice President and Secretary effective March 31, 2010.  Prior to his resignation, Mr. Soufflas was performing virtually all aspects of our financial accounting functions.  We have appointed David M. Daniels, our President and Chief Executive Officer, as our interim Chief Financial Officer and Secretary, and are currently seeking to hire an accountant or bookkeeper to assist Mr. Daniels with the financial accounting functions.  We are also seeking to obtain the services of a third-party accounting and consulting firm to assist with the preparation of our financial statements and supporting schedules.  While Mr. Soufflas is assisting us with the transition of his responsibilities to the aforementioned persons, we may be unable to adequately complete the work previously performed by Mr. Soufflas.  As a result, we may be unable to complete our financial statements in an accurate and timely manner which may harm our business, financial condition and results of operations.

We have experienced periods during which we were unable to bill our members due to service interruptions from our merchant processors.

Our ability to collect monthly membership fees from our members is largely dependent upon our ability to charge our monthly membership fees to our members’ credit cards.  Substantially all of our members pay their monthly membership fees to us through monthly debits to their credit cards.  We utilize the services of merchant processors to process these credit card transactions for us.  In the past, we have been subject to service disruptions as the result of our merchant processors terminating their agreements with us.  While we have taken several precautions to prevent such actions from disrupting our ability to process credit cards in the future, it is possible that we may experience additional service interruptions by the merchant processors that we use.  Any such disruptions may result in our loss of a significant number of members and a significant amount of revenue, either of which would have a material adverse affect on our results of operations.

Our systems may be vulnerable to security risks or service disruptions that could harm our business.

Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests.  In addition, certain of our services are based upon the collection, distribution, and protection of sensitive private data.  Unauthorized users might access that data, and human error or technological failures might cause the wrongful dissemination of that data.  If we experience a security breach, the integrity of certain of our services may be affected and such a breach could violate certain of our marketing partner agreements, which could give our marketing and distribution partners the right to terminate their agreements with us.  We have incurred, and may incur in the future, significant costs to protect against the threat of a security breach.  We may also incur significant costs to solve problems that may be caused by future breaches or to prevent such breaches.  Any breach or perceived breach could subject us to legal claims from our marketing and distribution partners or customers and/or regulatory or law enforcement authorities under laws that govern the protection of non-public personal information.   Moreover, any public perception that we have engaged in the unauthorized release of, or have failed to adequately protect, private information could adversely affect our ability to attract and retain members and customers.  Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from purchasing our membership programs.  Any such events could substantially harm our business, results of operations and financial condition.

Our failure to adequately protect our CARExpressTM brand and other intellectual property could have an adverse effect on our business.

Intellectual property is important to our success.  We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpressTM brand.  Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.  We have obtained registered trademarks from the United States Patent and Trademark Office for the words “CARExpress” and “CARExpress Plus” as well as our CARExpressTM brand.  We may apply for legal protection for certain of our other intellectual property in the future.   These trademarks and any additional legal protection we may obtain in the future may be challenged by others or invalidated through administrative process or litigation.  As a result, our means of protecting our proprietary technology and brands may be inadequate.  Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.  Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

Because competition for our target employees is intense, we may not be able to attract and retain the highly-skilled employees that we need to support our planned growth.

To execute our growth plan, we must attract and retain highly-qualified personnel.  We need to hire additional personnel in virtually all operational areas, including selling and marketing, operations and technical support, customer service and administration.  Competition for these personnel remains intense, especially for individuals with high levels of experience in designing and developing health membership programs.  We may not be successful in attracting and retaining qualified personnel.  Many of the companies with which we compete for experienced personnel have greater resources than we have.  If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we acquire any healthcare companies or products in the future, such companies and products could prove difficult to integrate, disrupt our business, dilute shareholder value and adversely affect our operating results.

We may acquire or make investments in complementary healthcare companies, businesses, assets, products and services in the future.  We have not made any such acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven.  Acquisitions and investments involve numerous risks, including:

•                  difficulties in integrating operations, technologies, services and personnel;

•                  the diversion of financial and management resources from existing operations;

•                  the risk of entering new markets;

•                  the potential loss of key employees; and

•                  the inability to generate sufficient revenue to offset acquisition or investment costs.

In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing shareholders may be diluted which could affect the market price of our stock.  As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

Risks Associated With Our Industry

The discount medical plan industry is rapidly evolving and if we are not successful in promoting the benefits of our membership programs and CARExpressTM brand, our growth may be limited.

Based on our experience with consumers, we believe that many consumers are not familiar with the discount medical plan industry and the benefits provided by these membership programs.  In addition, there may be a limited-time opportunity to achieve and maintain a significant share of the market for these membership programs due in part to the rapidly evolving nature of the discount medical plan industry and the substantial resources available to our existing and potential competitors.  If people do not recognize or acknowledge these benefits, the market for our CARExpressTM membership programs may develop more slowly than we expect, which could adversely affect our operating results.

Developing and maintaining consumer awareness of our CARExpressTM brand is critical to achieving widespread acceptance of our membership programs.  Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops.  Successful promotion of our CARExpressTM brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful membership programs at competitive prices.  If we fail to successfully promote our CARExpressTM brand, or if our expenses to promote and maintain our CARExpressTM brand are greater than anticipated, our financial condition and results of operations could suffer.

The success of our business depends upon the continued growth and acceptance of discount medical plan programs as a suitable alternative or supplement to traditional health insurance.

Growth in sales of our membership programs will depend on the acceptance of discount medical plan programs as a suitable alternative or supplement to traditional health insurance.  Discount medical plan programs could lose their viability as an alternative to health insurance due to changes in healthcare laws and regulations, an inadequate number of healthcare providers participating in the programs, customer dissatisfaction with the method of making payments and receiving discounts, and new alternative healthcare solutions.  If discount medical plan programs do not gain widespread market acceptance, the demand for our membership programs could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

Evolving regulation of the discount medical plan industry may affect us adversely.

As the discount medical plan industry continues to evolve, increasing regulation by federal and state agencies becomes more likely.  The marketing and sale of discount medical plan programs is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services.  Compliance with changes in applicable laws and regulations could materially increase the associated operating costs.  Non-compliance with these laws and regulations could cause us to become the subject of a variety of enforcement or private actions, subject us or our management personnel to fines or various forms of civil or criminal prosecution, and result in negative publicity potentially damaging our reputation, our PPO and network relationships, and our relationships with members and consumers in general.  Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations.

Risks Associated With Our Stock

Future sales of our common stock may cause our stock price to decline.

As of March 24, 2010, we had 82,879,070 shares of common stock outstanding.  Of this amount, 48,371,946 shares were freely tradable without restriction, unless the shares are purchased by our affiliates.  The remaining 34,507,124 shares were “restricted securities” as that term is defined under Rule 144 of the Securities Act.  We are registering 3,935,000 of these restricted shares in this offering.  Immediately after the effectiveness of the registration statement of which this prospectus is a part, 52,306,946 shares of our outstanding shares of common stock will be either freely tradable without restriction, unless the shares are purchased by our affiliates, or available for sale to the public pursuant to this prospectus.   The remaining 30,572,124 shares of common stock outstanding after the effectiveness of the registration statement will continue to be restricted securities.  None of our directors, executive officers or employees is subject to lock-up agreements or market stand-off provisions that limit their ability to sell shares of our common stock.  The sale of a large number of shares of our common stock, or the belief that such sales may occur, could cause a drop in the market price of our common stock.

We intend to raise additional funds in the future through issuances of securities and such additional funding may be dilutive to shareholders or impose operational restrictions.

We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt.  Such additional financing may be dilutive to our shareholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility.  If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of existing shareholders will be reduced.  These shareholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

We identified material weaknesses in our internal control over financial reporting during the initial assessment of our internal controls that we performed in connection with the preparation of the audited consolidated financial statements included in this prospectus.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require management to complete an annual assessment of our internal control over financial reporting.  During the preparation of our audited consolidated financial statements for the year ended December 31, 2009, we identified control deficiencies that have been classified as material weaknesses in our internal control over financial reporting.  A material weakness is a control deficiency that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.  Based on the material weaknesses identified, management concluded that our internal control over financial reporting was not effective as of December 31, 2009.

The standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing the activities necessary to make future assessments of our internal control over financial reporting and completing the implementation of any necessary improvements.  Future assessments may require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.  If we are unable to assess our internal control over financial reporting as effective in the future, investors may lose confidence in us and our stock may be negatively impacted.

If our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment of our internal control over financial reporting, investors may lose confidence in us and our stock may be negatively impacted.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will require our independent registered public accounting firm to complete an attestation report on our assessment of our internal control over financial reporting.  The first attestation report of our assessment that our independent registered public accounting firm must complete will be required in connection with the preparation of our annual report for our fiscal year ending December 31, 2010.  The attestation process that must be performed by our independent registered public accounting firm is also new and complex.  We may encounter problems or delays in receiving an unqualified attestation of our assessment by our independent registered public accountants.  Compliance with these new rules could require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.  If our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment, investors may lose confidence in us and our stock may be negatively impacted.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002 and, without voluntary compliance with such provisions, will not receive the benefits and protections they were enacted to provide.

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002.  These rules relate to independent director standards, director nomination procedures, audit and compensation committees standards, the use of an audit committee financial expert and the adoption of a code of ethics.

Our board of directors currently consists of David M. Daniels, who is our President and Chief Executive Officer.  Mr. Daniels is not an “independent director” as such term is defined by any of the national securities exchanges or inter-dealer quotation systems.  Our board of directors has not created a separately-designated standing audit committee and Mr. Daniels does not qualify as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.  Unless we voluntarily elect to fully comply with all of these rules, we will not receive the benefits and protections they were enacted to provide.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•                  announcements of new programs or services by our competitors;

•                  demand for our membership programs, including fluctuations in membership renewals; and

•                  fluctuations in revenue from the marketing and distribution partners that we use.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•                  quarterly variations in our revenues and operating expenses;

•                  announcements of new programs or services by us; and

•                  our ability to accommodate future growth in our operations.

In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many early-stage companies and that often have been unrelated or disproportionate to the operating performance of these companies.  Market fluctuations such as these may seriously harm the market price of our common stock.  Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities.  If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to fall.

Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenue and operating expenses.  We expect to continue to incur increases in operating expenses in the future as we continue engaging in selling and marketing activities, develop new membership programs, hire additional personnel and comply with state and federal laws applicable to our business and SEC reporting requirements.  If our results of operations do not meet the expectations of our shareholders or the investment community, the price of our common stock may decline.

Our shares of common stock are not listed for trading on a national securities exchange.

Our common stock currently trades on the OTC Bulletin Board and is not listed for trading on any national securities exchange.  Investments in securities trading on the OTC Bulletin Board are generally less liquid than investments in securities trading on a national securities exchange.  The failure of our shares to be approved for trading on a national securities exchange may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.  We intend to use any cash generated from our operations for reinvestment in the growth of our business.  Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors deemed relevant by our board of directors.  Accordingly, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our common stock.  We can provide no assurance that our common stock will appreciate in value or even maintain the price at which shareholders purchased their shares.

If our executive officers, directors and principal shareholders choose to act together, they may be able to control our management and operations, which may prevent us from taking actions that may be favorable to you.

Our executive officers, directors and principal shareholders, and their respective affiliates, beneficially own approximately 39% of our outstanding common stock.  These shareholders, acting together, have the ability to exert substantial influence over any matters requiring approval by our shareholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets.  In addition, they could dictate the management of our business and affairs.  This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale.  These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•                  our ability to fund future growth and implement our business strategy;

•                  our dependence on a limited number of PPOs and other healthcare provider networks;

•                  our dependence on a single insurance company for the insurance benefits offered as part of our CARExpress PlusTM programs;

•                  our dependence upon a limited number of marketing and distribution partners for substantially all of our revenue;

•                  our ability to market our membership programs and develop and expand the market for our membership programs;

•                  demand for and acceptance of our membership programs;

•                  competition in the medical discount plan industry;

•                  our ability to attract and retain qualified personnel;

•                  legislative or regulatory changes in the healthcare industry;

•                  the condition of the securities and capital markets;

•                  general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business;

and statements of assumption underlying any of the foregoing, as well as any other factors set forth herein under “Risk Factors” on page 3 of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties.  All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and, except as required by law, we assume no obligation to update any such forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption “Risk Factors” of this prospectus and elsewhere in this prospectus.  The following should be read in conjunction with our audited consolidated financial statements beginning on page F-1 of this prospectus.

Overview

We are a national healthcare membership organization that was formed to address the need for affordable healthcare nationwide.  We create, market and sell membership programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of over 1,000,000 healthcare providers that render their services and products to CARExpressTM members at discounted prices.  CARExpressTM enables people to engage in point-of-service transactions directly with these healthcare providers and pay discounted prices to the providers.

Our membership programs offer savings on healthcare services to persons who are uninsured or underinsured by providing them with access to the same PPOs that are utilized by employers that self-fund at least a portion of their employees’ healthcare costs.  Our membership programs are also used to supplement benefit plans and fill in the gaps created by the need to reduce health benefits to keep the costs of health insurance reasonable.  We sell our membership programs directly through our sales force and indirectly through brokers and agents, unions and associations, small businesses and other organizations.

We are actively engaged in marketing our membership programs to the public.  Our primary objective is to generate increased sales of our membership programs while expanding our position as a provider of unique healthcare membership service programs.  The target market for our membership programs is comprised of individuals who have either limited health benefits or no health benefits.  Our share of this market is currently less than one percent and has been less than one percent since our inception.  Since we are not currently large enough to pursue and support the entire market, we intend to continue to pursue specific opportunities that we identify in this market through our various marketing and distribution channels.  Through product design, competitive membership pricing, and a variety of marketing and distribution partners, we are pursuing opportunities in the healthcare market that insurance companies have not addressed.

Operational Metrics

Our revenue consists almost exclusively of recurring monthly membership fees that we receive from members of our membership programs.  Our members pay us membership fees each month for the duration of their membership.  The average membership fee per member per month that we receive for our CARExpressTM health discount programs is approximately $35.  Approximately 95% of the CARExpressTM health discount programs that we have sold to our current members consist of our Comprehensive Care Program which is currently sold at a monthly retail price of $39.95.  The remaining CARExpressTM health discount programs that we have sold to our current members consist of a mix of our less expensive programs.  Approximately 90% of the CARExpress PlusTM membership programs that we have sold to our current members consist of our CARExpress PlusTM Gold Program which is currently sold at a monthly retail price of $137.  The remaining CARExpress PlusTM membership programs that we have sold to our current members consist of a mix of our other programs.

We receive each member’s initial monthly payment and billing information at the beginning of the first monthly membership period.  Monthly payments for subsequent periods are received at the beginning of the applicable period.  The monthly membership fees that we receive are recognized as revenue evenly over the applicable monthly membership period.  As a result, there is a delay of four weeks between the date we receive a monthly membership fee and the date we recognize the entire fee as revenue.

A key metric that we use to evaluate our success is our member retention rates.  Member retention rates represent the percentage of new members that we acquire that we are able to retain for a specified period of time.  Since we incur a large portion of our costs up front and receive recurring membership fees throughout the term of the membership, the longer we are able to retain the members we acquire, the greater the revenue potential of the membership programs that we sell.  We believe that the key to obtaining a high member retention rate is to target our marketing campaigns towards those individuals and organizations that are most in need of our programs, most capable of paying for our programs, and most loyal to us and our programs.  Member retention rates can be influenced by a variety of factors, including:

•                  the type of membership programs being sold;

•                  the marketing campaign being used to sell our membership programs;

•                  the financial condition and loyalty of our members;

•                  the distribution channel selling our membership programs; and

•                  the type and amount of compensation being paid to our marketing and distribution partners to sell our membership programs.

We have obtained valuable information regarding member demographics through the marketing and advertising campaigns that we have conducted and are focusing our marketing and advertising campaigns on members and member groups that we have identified as being most suitable for our membership programs.  As a result, we expect our retention rates to continue to improve over the next 12 months as we pursue these opportunities through our various marketing and distribution channels.

Financial Results and Outlook

Our strategy is to continue to expand our position as a provider of unique discount healthcare membership programs.  We have implemented several strategic growth initiatives during the past 12 months through which we achieved new contracts and strategic partnerships with a number of organizations.  One of these initiatives involved a shift in our sales strategy from sales through marketing companies to sales through employers and affinity groups, such as unions, associations, chambers of commerce, small business networks and internet marketing firms.  These organizations typically have a large number of members and customers and thus, each one provides us with the opportunity to obtain a large number of sales.

We generated revenue of $1,898,947 for the year ended December 31, 2009 compared to revenue of $2,671,420 for the year ended December 31, 2008.  We achieved a gross profit and gross profit margin of $938,416 and 49%, respectively, for the year ended December 31, 2009, compared to a gross profit and gross profit margin of $1,635,344 and 61%, respectively, for the year ended December 31, 2008.  We recognized a net loss and net loss per share of $(2,156,309) and $(0.03), respectively, for the year ended December 31, 2009 compared to a net loss and net loss per share of $(3,050,902) and $(0.07), respectively, for the year ended December 31, 2008.  Net cash used by operating activities was $(823,807) for year ended December 31, 2009 compared to $(1,339,716) for the year ended December 31, 2008, representing a decrease of 39%.

We will generate future revenue and members primarily through sales of our CARExpressTM health discount programs and our CARExpress PlusTM membership programs to employees and members of affinity groups through our direct sales force, our marketing and distribution partners, and various marketing and advertising campaigns.  We are beginning to experience rapid growth in the number of new members that we are generating through our business partners.  We have entered into agreements with several affinity groups through which we are generating sales of our CARExpressTM membership programs and are currently in discussions with several other organizations regarding the sale of our CARExpressTM membership programs.  We are also in discussions with several organizations regarding the development of customized CARExpressTM programs that combine specific CARExpressTM benefits, like vision, dental, pharmacy and 24-hour nurseline, in a cost-effective manner that can be targeted towards specific groups and markets.  We intend to finance each of these projects through cash on hand, internally generated cash flows from operating activities and, if necessary, proceeds from the issuance of equity securities.  We will use any additional investments that we receive to accelerate the expansion of each of our advertising campaigns and programs and increase sales of our membership programs.

We expect the number of CARExpressTM members generated each month to increase as a number of deals that we have either recently closed or that we expect to close begin to generate members for us.  We also expect the number of CARExpressTM members generated each month to continue to increase throughout the year and expect our retention rates to improve over the next 12 months since members generated through affinity groups have historically remained members of CARExpressTM for a much longer period of time than members generated through marketing companies.  As a result, we expect to generate an increasing amount of revenue and cash flows from operating activities during our fiscal year ending December 31, 2010.  We can provide no assurance, however, that our membership base will increase as projected, that our member retention rates will improve over the next 12 months, or that we will generate increased revenue and cash flows from operating activities during our fiscal year ended December 31, 2010.

Critical Accounting Policies

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations contained herein is based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).  The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances.  Actual results may differ under different estimates and assumptions.

The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition

Our revenue consists of the monthly membership fees that we receive from the sale of our membership programs as well as any shipping and handling fees that we may receive for the shipment of membership packages to new members.  The date a monthly membership begins varies for each individual member depending upon when the particular member purchased the membership.  Members have the right to terminate their membership at any time and may do so at the end of each month before they pay the membership fee for the next month.  We recognize the membership fees and shipping and handling fees as revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 (“ASC 605”).

The membership fees are paid by members repeatedly each month.  The contractual term for the membership fees is equal to the monthly membership period.  The expected period during which the services will be performed in return for the membership fees will never extend beyond the one-month membership period since the members will pay another monthly membership fee before the next monthly membership period begins.  As a result, we recognize the membership fees on a straight-line basis over the contract term since the relationship with the member is not expected to extend beyond the contractual term and the member is not expected to continue to benefit from the payment of the membership fee after the contractual term has expired.

The shipping and handling fees are one-time payments received by us from the applicable members when they first become a member.  These fees are not paid repeatedly each month.  The monthly contract term is, therefore, not necessarily equal to the expected period during which services will be performed since the period during which services will be performed is the average period during which each person is expected to be a member.  We calculate the expected period during which we expect our members to remain members as of the end of each fiscal quarter.  We do so by determining the total number of members that we had on such date, then dividing the total number of months for which all of such members had been a member as of that date by the number of such members.  This provides the average number of months each member has been a member.  The expected period during which services will be performed (i.e., the expected period during which each member will remain a member) has always exceeded the initial monthly membership period.  Therefore, we recognize shipping and handling fees on a straight-line basis over the expected period during which the services will be performed since the relationship with our members is expected to extend beyond the initial contractual term and our members are expected to continue to benefit from the payment of the shipping and handling fees after the initial contractual term has expired.

At the beginning of each membership period, the monthly membership fee is paid by the member and recorded as deferred revenue.  We then recognize revenue as the services are rendered.  Shipping and handling fees that we receive for the shipment of membership packages to new members are included in our membership fees and recorded as deferred revenue.  We typically receive cash within five days of the date the membership fee is charged to a member’s credit card.

We offer a free trial to some of our members.  We do not recognize any revenue during the free-trial period.  In the event the member continues the membership after the free-trial period expires, the member pays the monthly membership fee and we recognize revenue as services are rendered.

We also offer a 30-day money-back guarantee to our members.  Members can cancel their membership during the first 30 days of their initial membership period and receive a full refund.  After that, members can cancel their membership at the end of any subsequent monthly membership period.  If a member cancels his or her membership and the member’s credit card has already been processed for the next monthly membership period, a refund check will be issued to the member and no revenue will be recognized for that period.

We recognize refunds as expense in accordance with ASC 605, which permits companies to recognize refundable membership fees, net of estimated refunds, as earned revenue over the membership term in limited circumstances if the following criteria are met: (i) the estimate of cancellations and refunded revenue are being made for a large pool of homogeneous items (membership transactions with the same characteristics, such as terms, periods, class of customers, nature of services, etc.), (ii) reliable estimates of the expected refunds can be made on a timely basis and it is remote that material adjustments to previously recognized revenue would be required, (iii) there is a sufficient company-specific historical basis upon which to estimate the refunds and such historical basis is predictive of future events, and (iv) the amount of the membership fees specified in the agreement at the outset of the arrangement is fixed, other than the customer’s right to request a refund.

Stock-Based Compensation

We account for employee stock-based compensation in accordance with the fair value recognition provisions of ASC Topic 718 (“ASC 718”) using the modified prospective transition method.  Under this method, compensation expense includes: (a) compensation expense for all share-based payments granted, but not yet vested, as of January 1, 2006, based on the grant-date fair value, and (b) compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value.  Such amounts have been reduced by our estimate of forfeitures of all unvested awards.

We account for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505 (“ASC 505”).  ASC 718 and ASC 505 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

We use the Black-Scholes pricing model to determine the fair value of the stock-based compensation that we grant to employees and non-employees.  We are required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of our common stock.  The computation of volatility is intended to produce a volatility value that is representative of our expectations about the future volatility of the price of our common stock over an expected term.  We used our share price history to determine volatility and cannot predict how the price of our shares of common stock will react on the open market in the future since our common stock has only been trading on the OTC Bulletin Board since March 30, 2006.  As a result, the volatility value that we calculated may differ from the future volatility of the price of our shares of common stock.

For a more complete discussion of our accounting policies and procedures, see our notes to consolidated financial statements beginning on page F-7.

Recent Accounting Pronouncements

In May 2009, the FASB issued guidance now codified as ASC Topic 855 (“ASC 855”) which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date (i.e., whether that date represents the date the financial statements were issued or were available to be issued). These new provisions became effective for interim or fiscal periods ending after June 15, 2009.  The adoption of these provisions did not have a material impact on our financial condition and results of operations.

In June 2009, the FASB issued guidance now codified as ASC Topic 105 (“ASC 105”) as the single source of authoritative nongovernmental U.S. GAAP.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents have been superseded and all other accounting literature not included in the FASB ASC is considered non-authoritative.  These new provisions became effective for interim and annual periods ending after September 15, 2009 and, accordingly, are effective for the Company for the current fiscal reporting period.  The adoption of these provisions did not have a material impact on our financial condition and results of operations.

Comparison of the Years Ended December 31, 2009 and 2008

Revenue

Revenue consists almost exclusively of the monthly membership fees that we receive from members of our membership programs.  Revenue decreased $772,473 to $1,898,947 for the year ended December 31, 2009 from $2,671,420 for the year ended December 31, 2008.  The decrease of $772,473 resulted primarily from a decrease in sales of our membership programs through marketing companies in connection with the shift in our sales strategy from sales through marketing companies to sales through employers and affinity groups.  Approximately 75% of the revenue that we generated during the year ended December 31, 2009 was derived from sales of our membership programs to first-time members, compared to approximately 20% during the year ended December 31, 2008.  The remainder of the revenue that we generated during these years was derived from existing members.  We expect revenue to increase over the next 12 months as a result of increased sales of our membership programs to employees and members of affinity groups through our direct sales force, our marketing and distribution partners and our various marketing and advertising campaigns.

Direct Costs

Direct costs consist of sales commissions that we pay to our marketing and distribution partners and fees that we pay to our PPOs and provider networks for access to their networks.  Direct costs decreased $75,545 to $960,531 for the year ended December 31, 2009, from $1,036,076 for the year ended December 31, 2008.  The decrease of $75,545 was due to a decrease of $137,438 for PPO and network provider costs resulting from the decrease in sales of our membership programs, partially offset by an increase of $61,893 for sales commissions.  We expect cost of sales to increase over the next 12 months as increased sales of our membership programs result in higher overall sales commission expenses and network provider costs.

Selling and Marketing Expenses

Selling and marketing expenses consist of advertising expenses, marketing expenses, salaries and other compensation paid to employees selling and marketing our membership programs, rent expense allocated to our selling and marketing activities, depreciation and amortization expense allocated to our selling and marketing activities, and all other selling and marketing expenses incurred by us.  Selling and marketing expenses decreased $113,510 to $111,036 for the year ended December 31, 2009, from $224,546 for the year ended December 31, 2008.  The decrease of $113,510 was due primarily to decreases of $93,203 for salaries and other compensation paid to employees selling and marketing our membership programs, as well as decreases in other miscellaneous selling and marketing expenses.  We expect selling and marketing expenses to increase during the next 12 months as we grow our direct sales force and engage in larger and more frequent marketing and advertising campaigns and activities.

General and Administrative Expenses

General and administrative expenses consist primarily of employee compensation expense, professional fees and other general and administrative expenses.

Employee Compensation Expense.  Employee compensation expense consists of all salaries and other cash compensation, equity-based compensation, 401(k) contributions and other compensation that we pay to our employees and the related payroll taxes that are not associated with our selling and marketing activities.  Employee compensation expense decreased $440,813 to $1,807,311 for the year ended December 31, 2009, from $2,248,124 for the year ended December 31, 2008.  The decrease of $440,813 was due primarily to decreases of $426,185 for salary and equity expense and related taxes and $28,108 for 401(k) matching contributions, partially offset by increases in other miscellaneous employee compensation.  We expect employee compensation expense to increase over the next 12 months as we continue to retain additional executive management personnel and other employees in connection with the growth of our business.

Professional Fees.  Professional fees consist of fees paid to our independent accountants, lawyers, technology consultants and other professionals and consultants.  Professional fees decreased $674,848 to $554,410 for the year ended December 31, 2009 from $1,229,258 for the year ended December 31, 2008.  The decrease of $674,848 was due primarily to a decrease of $662,568 for the amount of expense recognized in connection with equity-based compensation paid to service providers and consultants for various services.  We expect professional fees to increase over the next 12 months as we incur additional legal, accounting and technology fees in connection with the general expansion of our business and operations.

Other General and Administrative Expenses.  Other general and administrative expenses consist of office supplies expense, computer hardware and system costs, bank service charges, filing fees and dues, non-employee customer service representative expense, rent expense, health insurance and other related benefit costs, financial printer costs, transfer agent costs, the costs of investor relations campaigns and activities, postage and delivery expenses, severance expenses, general business expenses and miscellaneous general and administrative expenses that are not associated with our selling and marketing activities.  Other general and administrative expenses decreased $437,895 to $518,653 for the year ended December 31, 2009 from $956,548 for the year ended December 31, 2008.  The decrease of $437,895 resulted primarily from decreases of $160,950 for bank service charges associated with new and recurring member transactions, $45,543 for repairs, $32,141 for health benefits and $22,181 for corporate filing fees, as well as decreases in other miscellaneous general and administrative expenses.  We expect other general and administrative expenses to increase over the next 12 months as we continue to incur expenses for bank service charges, financial printer services, investor relations campaigns and activities, transfer agent fees, health insurance, rent, non-employee customer service representatives, supplies, computer hardware and systems, and other miscellaneous items associated with the general operation and growth of our business.

Loss on the Extinguishment of Debt

Loss on the extinguishment of debt consists of the loss that we recognized in connection with the payment of $20,000 and the issuance of 240,000 shares of common stock to a debt holder in full payment of all principal and interest that was due and payable under a $50,000 promissory note and a mutual release from any and all claims arising out of the promissory note.  We recognized a loss on the extinguishment of debt of $30,000 during the year ended December 31, 2008 in connection with the issuance of these shares.  We did not recognize any such loss during the year ended December 31, 2009.  We do not expect to recognize any additional gains or losses on the extinguishment of debt in the foreseeable future.

Net Loss

Our net loss decreased $894,593 to $2,156,309 for the year ended December 31, 2009, from $3,050,902 for the year ended December 31, 2008.  The decrease of $894,593 was primarily due to decreases of $113,510 for selling and marketing expenses, $440,813 for employee compensation expense, $674,848 for professional fees and $437,895 for other general and administrative expenses, partially offset by a decrease of $772,473 in revenue.  We expect to begin generating a net profit from operations during 2010 as the recurring membership fees from our increasing membership base overtake the costs associated with obtaining and retaining members.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term debt.  As of December 31, 2009, we had cash and cash equivalents of approximately $32,000.

Net cash used by operating activities was $823,807 for the year ended December 31, 2009 compared to $1,339,716 for the year ended December 31, 2008.  The $515,909 decrease in cash used by operating activities was due primarily to a decrease of $894,593 for net loss and an increase of $293,154 for accounts payable and accrued expenses.  This was partially offset by decreases of $471,250 for equity-based compensation expense, $48,491 for deferred revenue and $126,461 for deposits.

We did not have any cash flows from investing activities for the years ended December 31, 2009 and 2008.

Net cash provided by financing activities was $677,953 for the year ended December 31, 2009 compared to $1,485,055 for the year ended December 31, 2008.  The $807,102 decrease in cash provided by financing activities was due to decreases of $593,665 for proceeds from the exercise of warrants, $183,437 for proceeds from the sale of common stock and warrants, and $50,000 for proceeds from the issuance of debt, partially offset by an increase of $20,000 for payments on debt.

Our primary sources of capital over the past 12 months are set forth below.

In April 2009, we completed a private offering of 5,346,000 shares of our common stock and Class A warrants exercisable into 2,673,000 shares of our common stock for aggregate gross proceeds of $200,475.  The Class A warrants had an exercise price of $0.075 per share, were exercisable until September 30, 2009 and expired at the end of the exercise period.

In May 2009, we sold 2,000,000 shares of our common stock and Class A warrants exercisable into 1,000,000 shares of our common stock for aggregate gross proceeds of $100,000.  The Class A warrants have an exercise price of $0.075 per share, are exercisable until December 31, 2009 and expire at the end of the exercise period.

In July 2009, we completed a private offering of 500,000 shares of our common stock and Class A warrants exercisable into 250,000 shares of our common stock for aggregate cash consideration of $30,000.  The Class A warrants have an exercise price of $0.06 per share, are exercisable until December 31, 2009 and expire at the end of the exercise period.

In July 2009, we sold 2,000,000 shares of our common stock and Class A warrants exercisable into 2,000,000 shares of our common stock for aggregate gross proceeds of $100,000.  The Class A warrants have an exercise price of $0.05 per share, are exercisable until December 31, 2010 and expire at the end of the exercise period.

In August 2009, we completed a private offering of 2,150,000 shares of our common stock, Class A warrants exercisable into 1,075,000 shares of our common stock and Class B warrants exercisable into 1,075,000 shares of our common stock for aggregate cash consideration of $107,500.  The Class A warrants have an exercise price of $0.05 per share, are exercisable until December 31, 2009 and expire at the end of the exercise period.   The Class B warrants have an exercise price of $0.10 per share, are exercisable until December 31, 2010 and expire at the end of the exercise period.

In October 2009, we completed a private offering of 1,004,560 shares of our common stock and Class A warrants exercisable into 502,280 shares of our common stock for aggregate cash consideration of $50,228.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.

In November 2009, we completed a private offering of 700,000 shares of our common stock and Class A warrants exercisable into 350,000 shares of our common stock for aggregate cash consideration of $35,000.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.

In November 2009, we completed a private offering of 1,000,000 shares of our common stock and Class A warrants exercisable into 1,000,000 shares of our common stock for aggregate cash consideration of $50,000.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.

In January 2010, we sold 1,000,000 shares of our common stock and Class A warrants exercisable into 1,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.04 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In February 2010, we sold 2,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000.

In February 2010, we sold 2,000,000 shares of our common stock and Class A warrants exercisable into 4,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.02 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In March 2010, we completed a private offering of 450,000 shares of our common stock for aggregate cash consideration of $10,125.

In March 2010, we completed a private offering of 3,200,000 shares of our common stock for aggregate cash consideration of $64,000.

To date, our capital needs have been met primarily through sales of equity securities and proceeds received upon the exercise of warrants held by our security holders.  We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.  We have used the proceeds from the exercise of warrants and our private offerings of securities to pay virtually all of the costs and expenses we have incurred.  These costs and expenses were comprised of operating expenses, which consisted of the employee compensation expenses, professional fees and other general and administrative expenses discussed above, and the costs of sales discussed above to the extent such costs of sales exceeded our revenue.

We believe that our current cash resources will not be sufficient to sustain our operations for the next 12 months.  We will need to obtain additional cash resources within the next 12 months to enable us to pay our ongoing costs and expenses as they are incurred and finance the growth of our business.  We intend to obtain these funds through internally generated cash flows from operating activities and proceeds from the issuance of equity securities.  The issuance of additional equity would result in dilution to our existing shareholders.  We have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all.  If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

Contractual Obligations

The following summarizes our material long-term contractual obligations as of December 31, 2009:

Contractual Obligations	Total	2010	2011	2012	2013	2014
Employment Agreements (1)	$1,053,458	$965,000	$88,458	$-0-	$-0-	$-0-
Office Lease (2)	565,492	167,122	162,537	166,041	69,792	$-0-
Total	$1,618,950	$1,132,122	$250,995	$166,041	$69,792	$-0-

(1)  At December 31, 2009, we were a party to employment agreements with David M. Daniels, Alex Soufflas and Patricia S. Bathurst.  The information contained herein does not reflect the resignation of Mr. Soufflas as our Chief Financial Officer, Executive Vice President and Secretary effective March 31, 2010.  A summary of these employment agreements and arrangements is provided herein under “Executive Compensation — Employment Contracts and Arrangements.”

(2)  At December 31, 2009, we were a party to an operating lease for our office space in Horsham, Pennsylvania that expires May 31, 2013.  A summary of this office lease is provided herein under “Business — Properties.”

To date, we have made payments under these obligations with proceeds received from sales of our equity and debt securities, proceeds received upon the exercise of outstanding warrants by our security holders and internally generated cash flows from operating activities.  We intend to make future payments due under these obligations primarily through internally generated cash flows from operating activities and proceeds received from the issuance of debt and equity securities.

Off-Balance Sheet Arrangements

As of December 31, 2009, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

BUSINESS

Overview

National Health Partners, Inc. is a national healthcare membership organization that was formed to address the need for affordable healthcare nationwide.  We create, market and sell membership programs targeted toward underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of over 1,000,000 participating hospitals, doctors, dentists, pharmacists and other healthcare providers that have agreed to render their services and products to our members at discounted prices.

CARExpressTM enables our members to engage in point-of-service transactions directly with participating healthcare providers and pay discounted prices.

Background

We were incorporated in Indiana on March 10, 1989 as “Spectrum Vision Systems of Indiana, Inc.”  In 2001, we changed our name to “National Health Partners, Inc.” and entered the discount medical plan industry to address the need for affordable healthcare nationwide.  From 2001 to 2004, we engaged in limited operations due to our lack of available capital.  During that time, our employees performed relatively limited duties and our operations were focused almost exclusively on building CARExpressTM.  In early 2004, we took a number of steps to increase our business and generate revenue, including raising capital through private placements of our equity securities and marketing our membership programs to the public through mail, print ad, television and internet campaigns.  We also moved into a larger facility that provides us with 17 offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service representatives.  Since 2004, we have actively pursued opportunities to sell our membership programs.  During this period, we engaged in our first test marketing campaign and entered into agreements with several marketing and distribution partners to market and sell our membership programs.  During 2007, we completed the development of our CARExpress PlusTM programs and have been actively marketing and selling these programs to the public.

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We are currently actively engaged in marketing our membership programs to the public and are focused on generating increased sales of our membership programs.  Through product design, competitive membership pricing and a variety of marketing and distribution partners, we intend to pursue opportunities in the healthcare market that health insurance companies have not addressed.

Healthcare Industry

The U.S. Department of Commerce estimates that 15.4% of all Americans, or 46.3 million individuals, were without health insurance coverage in 2008.  The Kaiser Commission estimates that the number of people who are underinsured increased 60% between 2003 and 2007.  According to the National Coalition on Healthcare (the “NHC”), the primary reason for this increase is that rapidly rising health insurance premiums have caused many employers to reduce or discontinue health insurance coverage.  The NHC stated that health care spending in the United States reached $2.4 trillion in 2008 and is expected to reach $4.3 trillion by 2016.  The NHC also stated that the average cost of family coverage is now nearly $12,700 per year, including worker contributions of nearly $3,400.

Several factors have contributed to the increase in the cost of healthcare, including the following:

Over Utilization of the Healthcare System.  Over-utilization of the healthcare system is one of the factors behind these trends. Americans are utilizing healthcare services at an ever-

increasing rate. Behind this phenomenon is the fact that insurance plans and HMOs are structured to encourage usage.  Small co-payments, generally from $10 or $25 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

Strict State Insurance Regulations.  Another factor is that a number of insurance companies have pulled out of certain states due to state regulations that no longer provide a viable operating environment.  As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions, or simply remain uninsured.

These increasing costs have led to limitations on reimbursement from insurance companies, HMOs and government sources.  Many employers have responded to the increased cost of providing health insurance to their employees by reducing or eliminating available insurance coverage and/or by requiring employees to contribute heavily in cost sharing through higher premiums, deductibles and payment.  As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare.  Some are entirely uninsured.  Others can only afford or choose only a high deductible or limited benefit health insurance policy.  In either case, this patient population increasingly forgoes medical procedures or relies on emergency care for its healthcare needs and often incurs prohibitive expenses.  Additionally, costs of healthcare for this patient population are often far higher than the amount an insurance company would pay for the same healthcare services for its insureds because the uninsured and underinsured patients have had no one to negotiate healthcare costs on their behalf.

We believe market demand is significant for any product that can accomplish one or more of the following:

•                  provide a low-cost alternative to health insurance for the millions of Americans who have either no insurance or only catastrophic insurance coverage;

•                  provide small businesses with an affordable way to provide benefits to their employees;

•                  provide quality healthcare to consumers at a price that is both affordable to consumers and that will pay healthcare providers a reasonable fee for their services; and

•                  provide supplemental benefits, such as dental, vision, elective surgery, chiropractic and alternative care, that are not covered by insurance plans.

We believe that our membership programs accomplish each of these tasks.

Our CARExpressTM Healthcare Solution

Overview

We offer membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpressTM”.  We designed our programs in response to the growing number of people who can no longer obtain adequate health insurance.  Our programs provide a lower-cost alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation.  Acceptance into our health programs is unrestricted and our programs may be utilized by the member’s entire household.

Our CARExpressTM Membership Programs

We have designed membership programs that range from our traditional health discount programs that provide access to networks of providers that have agreed to provide our members with a reduced rate for services, to membership programs that include limited liability insurance benefits.  We currently offer two families of CARExpressTM membership programs to our members: (i) our CARExpressTM health discount programs, and (ii) our CARExpress PlusTM membership programs.

Our CARExpressTM health discount programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic services, alternative care, 24-hour nurseline, medical supplies and equipment, and long-term care facilities which include skilled nursing facilities, assisted living facilities, respite care and home health care.  We provide our members with access to over 1,000,000 healthcare providers through our agreements with CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers, International Med-Care and HealthFi International, which are some of the largest and most prestigious national medical networks in the country.

Our CARExpressTM health discount programs are not insurance. There is no undertaking by us to pay a portion of any fee for services or prescriptions purchased using our CARExpressTM membership cards.  Rather, our health discount programs provide consumers with access to healthcare providers who, through their affiliations with PPOs, have agreed in advance to honor our membership cards and accept the discounted fees set by the PPOs.  Our health discount programs require members to pay the provider at the time of service, thereby eliminating the need to file any insurance claims.  Our members simply present their membership card to the participating provider at the time of the service to receive the discounted price.

Our CARExpress PlusTM programs are membership programs comprised of our CARExpressTM health discount programs and limited liability insurance benefits underwritten by U.S. Life.  Examples of the limited liability insurance benefits included in these programs are accidental death and dismemberment coverage (“AD&D”), accident medical expense coverage (“AME”), accident disability coverage, a daily hospital and intensive care unit (“ICU”) benefit, doctor visit benefits, inpatient/outpatient surgical visit benefits, as well as emergency room and ambulance benefits.  With CARExpress PlusTM, our health discount programs provide our members with a “point of service” discount on their healthcare expenses at the time of service.  Then, the limited liability insurance benefits reimburse our members for some, if not all, of the remaining portion of their healthcare expenses.

We believe that millions of Americans can benefit in some manner from joining CARExpressTM, whether they have health insurance or not.  We believe that our membership programs are most attractive to the following people and organizations:

•                  people without insurance coverage, including self-employed individuals and part-time or temporary employees;

•                  people with gaps in their insurance coverage;

•                  people who have been turned down for insurance because of age, occupation, medical history, a pre-existing condition, lifestyle or other reasons;

•                  people who have reached the yearly and/or lifetime benefit limits of their insurance policies;

•                  people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs, or other insurance, or who seek providers not covered by their present health plans;

•                  employers that want to provide their employees with a low-cost healthcare program;

•                  employees whose employers have terminated or curtailed their health benefits;

•                  people who may be underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits;

•                  small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace; and

•                  unions, associations, trade groups and other organizations seeking to increase membership and promote member/customer loyalty by providing or offering a health discount benefit.

How CARExpressTM Works

People gain access to our network of healthcare providers by paying us monthly membership fees.  Most members pay for our programs on a monthly basis, either through automatic bank drafts or credit cards.  People who do not wish to use either of these payment methods are required to pay annually at the time of enrollment.  Members may cancel their membership at any time.  We also offer a 30-day money-back guarantee so that if a member is not completely satisfied with the program the purchased, the member may cancel their membership and receive a refund of the membership fees paid.

Upon enrollment, new members receive a membership kit that includes their CARExpressTM membership card(s) along with instructions on how to use the programs purchased and how to access providers in their area.  Except with respect to hospitals, members select a participating provider, make an appointment with the provider, present their membership card to the provider at the time of service and receive their discount at the time of service.  The provider may verify an individual’s membership status by calling a phone number imprinted on the membership card or reviewing electronic files that we have submitted to the provider.  There are no claim forms or bills to be processed.

With regard to hospitals, we utilize the services of a hospital savings company to negotiate discounts with the providers and arrange financing with the members for the payment of the hospital services.  Members may use any accredited hospital in the United States.  Members make no payments to the hospital at the time services are rendered.  Instead, they simply present their membership card to the provider at the hospital at the time of service.  The members contact the hospital savings company prior to or after their hospital stay and the hospital savings company negotiates a discounted rate for the hospital services.  The hospital savings company then pays the bill in full for the member and arranges financing with the member directly.

In the event a member purchases one of our CARExpress PlusTM programs, the process is similar.  The member presents his or her CARExpressTM membership card at any of the one million participating providers nationwide to receive their discount in the manner specified above.  After they have received their discount, the member contacts our in-house customer service staff to request a claim form.  We provide a claim form to the member that the member completes and submits directly to the insurance company.  Reimbursement is made directly to the member by the insurance company in accordance with the benefits schedule of their plan.

Benefits of Using CARExpressTM

Our membership programs provide benefits to our members, unions, associations and businesses, and healthcare providers and provider networks.

Benefits to Members.  Our membership programs are attractive to our members because our programs provide them with access to a variety of healthcare products and services at discounted prices and, in the case of our CARExpress PlusTM programs, reimbursement for some, if not all, of the remaining portion of their healthcare expenses.  Membership in our membership programs is unrestricted and provides benefits to individuals who, because of their medical history, age, occupation or financial condition, are unable to obtain traditional health insurance. Our membership programs cover each person in the member’s household and can be used as often as they wish.

Benefits to Unions, Associations and Businesses.  Our membership programs are attractive to unions, associations, businesses and other organizations with large numbers of members or employees because our programs can assist these organizations in their efforts to attract and retain members and employees by enabling them to offer a more complete healthcare benefits package.

Benefits to Healthcare Providers and Provider Networks.  Our membership programs are attractive to physicians, hospitals and other healthcare providers because our programs help healthcare providers and provider networks increase their customer base. Our membership programs are also attractive to provider networks because they increase the likelihood that healthcare providers will affiliate with them to gain access to a greater number of potential customers and patients.

Strategy

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We intend to focus predominantly in underserved markets where individuals either have limited or no healthcare benefits. We have developed healthcare membership programs that enable people to access healthcare providers throughout the country for a lower cost.  Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance companies have not addressed.

Key elements of our strategy are as follows:

Continue to Develop Unique Healthcare Programs For Broad Markets.  Our focus is on the continued development and introduction of unique programs that address the health and lifestyle needs of targeted consumer groups.  By varying the features of our programs, including discounts (medical, consumer and business services) and limited liability insurance benefits, we are able to meet the product and pricing needs of a broad market.  We anticipate that this will allow us to capture a larger share of the healthcare market through existing marketing channels and through establishment of new client relationships.  We intend to continue developing programs for affinity groups, such as unions, small businesses, trade associations and charitable organizations, and intend to enhance our program offerings by combining variations of our current programs with such other healthcare-related programs as health savings accounts and health reimbursement arrangements.

Recruit and Retain Marketing and Distribution Partners.  Growth in sales of our membership programs is dependent upon our marketing and distribution partners continuing to market our membership programs to prospective customers and recruit additional marketing and distribution partners to market our membership programs to prospective customers.  We intend to continue to focus our efforts on retaining our existing marketing and distribution partners and obtaining new marketing and distribution partners by expanding our in-house sales and marketing staff.  We also plan to improve the productivity of our marketing and distribution partners through lead development, marketing support, sales assistance and training.

Leverage our PPOs and Provider Networks.  While we currently have contractual relationships with several large, well-recognized and fully developed PPO and provider networks, we intend to continuously assess the capabilities of our PPOs and provider networks and work towards making alternative healthcare solutions available to our members.  We believe that our large provider base enhances our membership programs with market credibility, and we intend to leverage this credibility to further our market penetration.

Provide High Quality Customer Service.  In order to achieve our anticipated growth and to ensure member, healthcare provider and marketing and distribution partner loyalty, we intend to continue to develop and invest significantly in our customer service systems.  Our in-house customer service staff provides members, healthcare providers and marketing and distribution partners with prompt, courteous, and complete information about all aspects of our membership programs.  We have also developed a proprietary computer database system that provides customer service representatives with immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.

Develop Private-Label Product Offerings.  To complement individual and group sales and lead generation accomplished through our marketing and distribution partners, we are attempting to promote sales of our membership programs to groups and self-funded employers.  We have implemented a number of private-label program offerings for specific markets and entities.  We plan to leverage off our current administrative and product development systems to continue to provide private-label availability to organizations that can commit to significant levels of sales of these programs.

Customers

Our primary target customer group is comprised of the approximately 46 million Americans who have no health insurance of any kind.  This group includes self-employed individuals and part-time or temporary employees, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. Our secondary target customer group is comprised of the millions of Americans who lack complete health insurance coverage. This group includes people with gaps in their insurance coverage, employees paying large deductibles or premiums, and employees who do not receive adequate insurance coverage through their employers. It also includes people who are underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits, people who have been turned down for insurance coverage for a medical procedure due to a pre-existing condition clause, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons.

Our CARExpressTM Membership Programs

We have designed two distinct groups of membership programs that we currently offer to our members: (i) our CARExpressTM health discount programs, and (ii) our CARExpress PlusTM membership programs.  Our CARExpressTM health discount programs enable our members to engage in point-of-service transactions directly with participating healthcare providers and pay discounted prices that are similar in amount to those paid by insurance companies on behalf of their insureds.  Our CARExpress PlusTM programs are comprised of variations of our comprehensive CARExpressTM health discount program and limited liability insurance benefits underwritten by U.S. Life.  With CARExpress PlusTM, our health discount programs provide our members with a point-of-service discount on their medical expenses at the time of service.  Then, the limited liability insurance benefits reimburse our members for some, if not all, of the remaining portion of their medical expenses.

CARExpressTM Health Discount Programs

We sell our CARExpressTM health discount programs directly and indirectly through a variety of marketing and distribution partners.  Our programs typically range in price from $9.95 to $39.95 per month, depending upon the program selected. We also offer features to encourage potential members to try out our CARExpressTM health discount programs, including refund guarantees and “trial” periods of free or discounted membership.  Healthcare products and services are bundled, priced and marketed using relationship marketing strategies or direct marketing to target the profiled needs of our customers. The discounted prices paid by our members typically range from 10% to 50% off providers’ usual and customary fees.  These discounts are designed to save the individual substantially more than the cost of the program itself.

We currently offer six standard CARExpressTM health discount programs that provide benefits that range from prescription drug and vision care to comprehensive physician, hospital, vision, dental and other care.  A description of each of our six standard programs is provided below.

Comprehensive Care Program.  This program is designed for individuals and families with no health insurance.  It provides members with access to almost all of the products and services accessible through our PPOs and provider networks, including physician, hospital and ancillary care, dental and vision care, retail and mail order pharmacy, 24-hour nurseline, hearing care, chiropractic and complementary alternative care, medical supplies and equipment, and long-term care facilities.  Our comprehensive care program targets those with little or no insurance, or those with only catastrophic coverage.  We believe that our comprehensive care program is of particular interest to consumers who are not covered by group health or individual benefit plans.  The monthly retail price for this membership program is $39.95 per household.

Supplemental Care Program.  This program is designed for individuals and families who are underinsured and offers everything our comprehensive care program offers, except for access to doctors and hospitals.  Our supplemental care program generally presumes the member has some level of basic health insurance coverage.  It offers services that are typically not covered under a traditional health insurance plan or an insurance plan that may have certain coverage limits.  This program typically is marketed as an add-on service alongside an existing health insurance plan or as a stand-alone product for those who have health insurance but with minimal benefits for prescription or other ancillary services.  The monthly retail price for this membership program is $29.95 per household.

Preferred Program.  This program is designed for individuals and families who are underinsured and need to save on the basic health services not covered under a traditional health insurance plan.  It offers savings on prescriptions, vision and dental care, and a 24-hour nurseline.  The monthly retail price for this membership program is $19.95 per household.

Dental & Vision Care Program.  This program is designed for individuals and families who typically have health insurance, but who do not have either dental care or vision care.  The monthly retail price for this membership program is $14.95 per household.

Prescription & Vision Care Program.  This program is designed to offer members an inexpensive way to save money on prescriptions and vision care.  This program is our low-cost entry program.  The monthly retail price for this program is $9.95 per household.

Tiered Pharmacy Discount Program.  This program is designed to provide members with access to discounts on brand name and generic prescription drugs and features a formulary that organizes both brand name and generic prescription drugs into four pricing tiers.  Tiers 1, 2 and 3 includes all brand and generic drugs that have a maximum allowable cost of up to $10, $20 and $40, respectively.  Tier 4 consists of all brand and generic drugs above $40.  This program is offered as a stand alone program as well as an add-on program to our existing CARExpressTM health discount programs and CARExpress PlusTM membership programs.  The monthly retail price for this program is $19.95 per household.

CARExpress PlusTM Membership Programs

We sell our CARExpressTM health discount programs in combination with limited liability insurance benefits underwritten by U.S. Life as part of our CARExpress PlusTM membership programs.  Limited insurance benefit policies are less expensive than traditional comprehensive healthcare insurance and do not require the member to undergo any medical underwriting.  As a result, they are generally available to everyone, regardless of their health conditions.  The policies usually operate on an indemnity basis, reimbursing the member for certain of his or her incurred healthcare costs.  These policies pay a certain amount for designated healthcare services.  For instance, a member could choose a program entitling him or her to $250, $500 or $1,000 per day of hospitalization, with additional scheduled benefits for intensive care stays and surgery, for up to 180 days in a calendar year.

Our CARExpress PlusTM programs typically range in price from $99 to $498 per month, depending upon the program selected. We market these programs directly and indirectly through insurance companies and independent third parties.  Our CARExpress PlusTM programs provide an innovative and affordable solution to individuals who previously could not afford a comprehensive medical plan.  These programs are bundled, priced and marketed utilizing relationship marketing strategies to target the profiled needs of the clients’ particular member base.

We currently offer three standard CARExpress PlusTM programs.  A description of each of these programs is provided below.

CARExpress PlusTM Platinum Program.  This program is our premium CARExpress PlusTM program.  It is comprised of a variation of our CARExpressTM Comprehensive Care Program that includes on-line physician and psychologist services, and limited liability insurance benefits consisting of AD&D coverage of $50,000, AME coverage of $2,500, accident disability coverage of $400 per month for up to 12 months, a daily hospital benefit of $1,000 for up to 180 days, a daily ICU benefit of $1,000 for up to 14 days, $75 for up to eight doctor visits, inpatient/outpatient surgical visits of up to $20,000 per year, $100 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $228 for an individual and $498 for a family.

CARExpress PlusTM Gold Program.  This program is our mid-level CARExpress PlusTM program.  It is comprised of a variation of our CARExpressTM Comprehensive Care Program that includes on-line physician services, and limited liability insurance benefits consisting of AD&D coverage of $25,000, AME coverage of $2,500, accident disability coverage of $400 per month for up to 12 months, a daily hospital benefit of $500 for up to 180 days, a daily ICU benefit of $500 for up to 14 days, $50 for up to six doctor visits, inpatient/outpatient surgical visits of up to $20,000 per year, $75 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $137 for an individual and $285 for a family.

CARExpress PlusTM Silver Program.  This program is our low-cost entry CARExpress PlusTM program.  It is comprised of our CARExpressTM Comprehensive Care Program and limited liability insurance benefits consisting of AD&D coverage of $10,000, AME coverage of $1,000, a daily hospital benefit of $250 for up to 180 days, a daily ICU benefit of $250 for up to 14 days, $50 for up to five doctor’s visits, inpatient/outpatient surgical visits of up to $20,000 per year, $50 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $99 for an individual and $225 for a family.

Healthcare Providers

We do not contract directly with any of the physicians, dentists, hearing care specialists, eye care specialists or other healthcare providers that participate in our CARExpressTM health savings network.  Instead, we contract with PPOs or their affiliates and other provider networks for access to the discounted rates they have negotiated with their healthcare providers.  We select and utilize only those provider networks that we believe can deliver adequate savings to our members while providing adequate support for our membership programs with the healthcare providers.  We typically pay a per member per month fee for use of a provider network that is determined in part based on the number of providers participating in the network, the number of our members accessing the network, and the particular products and services utilized by our members.  We only pay fees for those members authorized to utilize the network.  The agreements through which we have contracted for access to the PPO or other provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days’ prior written notice, and renew automatically for additional terms unless so terminated.  Most of these agreements are not exclusive as it is not customary in the discount medical plan industry for PPOs to agree to work exclusively with a single healthcare savings organization, and most contain provisions maintaining the confidentiality of the terms of the agreement.

The principal suppliers of the over 1,000,000 healthcare providers that comprise CARExpressTM are CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi.  Under our various agreements with these PPOs or their respective affiliates, our members are provided with access to their network of healthcare providers in varying combinations of specialties and at varying discounts from the scheduled prices for covered products and services.  Although we have arrangements in place with several secondary networks, these PPOs currently supply the provider commitments for almost all of our members.  If we lose our arrangement with any of these PPOs for any reason, we would attempt to establish a primary relationship with one of our secondary suppliers.  If we are unable to replace the lost arrangement with a similar arrangement with another provider network, however, our business may be adversely affected.

We can provide no assurance that our contracts with these PPOs and their affiliates will not expire or be terminated by us or them, nor can we provide any assurance that we will be able to replace the services available to our members under these agreements in the event they do expire or are terminated.  In addition, we can provide no assurance that these organizations will refrain from partnering with one of our competitors or competing directly with our membership programs.  Accordingly, the expiration or termination of these relationships, or the decision by any of these organizations to partner with one of our competitors or compete directly with us, may have a material adverse effect on our business, financial performance and results of operations.

Marketing and Distribution

We market our membership programs directly to individual consumers through our direct sales force, television, radio, newspapers, magazines and the Internet.  We also market and support our membership programs through our CARExpressTM Web site at www.carexpresshealth.com.  Our CARExpressTM Web site enables consumers to review our membership programs, our healthcare providers and their locations, the products and services available through our healthcare providers, and the discounts and special promotions available to members for their products and services.  Consumers can also purchase our membership programs through our CARExpressTM Web site by filling out an application online.  Direct sales to consumers provide us with higher long-term margins on sales because we do not have to pay commissions to any intermediary organization.  In addition, the advertising and marketing campaigns that we engage in to target consumers provide us with increased market awareness and support for the brokers, agents, small businesses, unions and associations comprising our other marketing and distribution channels.

We also market our membership programs indirectly through brokers and agents, small businesses and trade associations, unions and associations, and marketing companies.

Brokers and Agents.  We sell our membership programs through licensed insurance brokers and agents by entering into commission-sharing arrangements with them under which they market and sell our membership programs to individual consumers through large employer groups, life insurance companies and associations.  Our membership programs are not competitive with the insurance products they sell, but instead are complementary program offerings.  Brokers and agents typically offer our membership programs as a complementary value-added program to the traditional insurance products that they sell.  We estimate that a total of between 250 and 300 such brokers and agents currently market our membership programs to prospective customers.  The brokers and agents that we utilize typically offer and sell our membership programs on a part-time basis and may engage in other related or unrelated business activities, including selling the products or services of our competitors.  Most of the prospective customers to whom brokers and agents market our programs are current clients of the brokers and agents who have purchased products or services through the brokers and agents in the past.

The other prospective customers are new clients that the brokers and agents have identified through their own efforts.

Small Businesses and Trade Associations.  We use small businesses, trade associations, charitable organizations and similar organizations to market our membership programs to their members and employees.  Under these types of arrangements, we customize our health membership cards by adding the sponsoring organization name and/or logo on the card and provide access to our networks as well as all required fulfillment services.  We believe that these private label cards are attractive to these organizations because the cards will enable them to more closely identify themselves with the benefits provided to their members.  Moreover, we believe that the preexisting relationship between the sponsor and its employees or members will enhance the likelihood that the employee or member will purchase our health membership cards.  These organizations may purchase our membership programs for their employees or members, or subsidize a portion of the monthly membership fees of our programs for their employees or members.  No fee will typically be paid by us to such organizations if the organizations opt to purchase or subsidize our programs.  Alternatively, these organizations may simply offer their employees or members the opportunity to purchase our programs directly from us or through a payroll deduction plan.  In this event, we will typically pay such organizations a marketing fee for each membership sold.

Unions and Associations.  We market our membership programs to unions, associations, corporations and similar organizations.  These organizations provide us with the opportunity to acquire a large group of members.  Group accounts provide us with higher retention rates for memberships because of factors such as organization sponsorship of its members or employees, subsidizing of monthly membership fees by such organizations, and lower cost memberships to members or employees resulting from significantly lower prices charged to the organization.  These organizations may purchase our membership programs for their employees or members, or subsidize a portion of the monthly membership fees of our programs for their employees or members.  We do not typically pay a marketing fee to the organizations if the organizations opt to purchase or subsidize our programs.  Alternatively, these organizations may simply offer their employees or members the opportunity to purchase our programs directly from us or through a payroll deduction plan.  In this case, we typically pay the organizations a marketing fee for each membership sold.

Marketing Organizations.  We utilize the services of marketing organizations, such as web marketing firms, to market our membership programs to prospective customers, such as individual consumers and employers typically having less than 50 employees.  Marketing organizations are groups of sales persons that market our membership programs directly to prospective customers through face-to-face contact and such media as television, radio, internet and print ads.  We pay our marketing organizations fees that are typically comprised of a commission on the sale price of the membership program and/or an up-front fee per member generated.  The amount of the commissions and up-front fees that we pay to marketing organizations are determined based on the type of membership programs being sold by the marketing organizations and the number of members being generated over a set period of time by the marketing organizations.

Customer Service, Training and Support

We believe that providing superior customer support is critical to our business.  Currently, we maintain an in-house customer service center at our corporate headquarters in Horsham, Pennsylvania, where we employ full-time customer service representatives and utilize the services of temporary customer service representatives on an as-needed basis.  Our customer service center is available to members and may be accessed via e-mail or toll-free numbers, Monday through Friday, from 8:00 a.m. to 11:00 p.m. Eastern Standard Time.  We also utilize an outside call center for after-hours calls so that we are able to provide full 24-hour toll-free coverage for our members.  Our customer service center provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone and e-mail.  Our customer service center staff delivers education, training and pre-sales support to our members, employers and other sponsoring organizations, and healthcare providers and provider networks.  We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products.  Our customer service staff is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders.  In addition, our customer service staff proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

We operate in a fully-equipped facility with a state-of-the-art computer and telecommunications room that is wired to handle our growing needs and provides us with the capacity to expand our customer service base to approximately 80 customer service agents.  Our proprietary computer database system provides our customer service representatives with immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.  All new customer service representatives are required to complete a training course before beginning to take calls and attend on-the-job training thereafter.  Through our training programs, systems and software, we seek to provide members with friendly, rapid and effective answers to questions.  We continue to work closely with our healthcare providers and organizations to ensure that their representatives are knowledgeable about our membership programs.

We provide extensive training to our marketing and distribution partners to assure that they accurately represent our products and services.  This training is available in a variety of forms, including a training manual, audiotapes and videotapes, local and regional training meetings and weekly conference calls.  The training encompasses both product training as well as marketing training and sales techniques.  We have also implemented policies and procedures in place to control any advertising or promotions that are utilized by our marketing and distribution partners.  We believe these policies and procedures are necessary to assure the proper representation of the program at all times and include the pre-approval of all advertising, adherence to anti-spamming and anti-fax blasting rules, and limits where the representatives can advertise our programs.  The failure of a representative to follow these rules can result in termination of the representative’s relationship with us.

Technology

We have made substantial investments in our proprietary technology and management information systems.  We have a state-of-the-art telecommunication network and computer system for our executive officers and customer service staff. Our management information systems were designed in-house and are used in most aspects of our business, including maintaining member eligibility and demographic information maintaining representative information paying commissions, maintaining a database of all healthcare providers and providing healthcare provider locator services, drafting members’ accounts on a monthly basis, and tracking of cash receipts and revenue.  We have also created an extensive CARExpressTM Web site for our membership programs at www.carexpresshealth.com that provides information about the various healthcare products and services available, allows for healthcare provider searches, answers questions, provides savings schedules, and allows new members and representatives to enroll online.  It also allows our marketing and distribution partners to access support and training files and to view their genealogy and commission information through a password-protected area.  Our CARExpressTM Web site is set up as a “self-replicating” website to allow our marketing and distribution partners to obtain a copy of the website under a unique web address.

Competition

The discount medical plan industry is rapidly evolving and competition for members is becoming increasingly intense.  Competitors vary in size and in scope and breadth of the products and services they offer.  We offer membership programs that provide products and services similar to or directly in competition with products and services offered by PPOs, HMOs, healthcare membership programs, retail pharmacies, mail order prescription companies, and other ancillary healthcare insurance organizations.  Competition for new representatives is also intense, as these individuals have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

We believe that success in the discount medical plan industry is dependent upon the ability of companies to:

•                  identify retail markets and outlets, unions and associations, and consumers that may benefit from healthcare membership programs;

•                  maintain contracts with reputable PPOs and provider networks that offer substantial healthcare savings and reputable insurance companies that offer affordable health insurance policies;

•                  develop and implement effective marketing and advertising campaigns;

•                  provide programs comparable or superior to those of competitors at competitive prices;

•                  enhance the quality and breadth of the membership programs offered;

•                  provide high quality customer service;

•                  offer substantial savings on the major-medical costs such as hospital and surgical costs;

•                  combine the programs with affordable insurance policies that have high deductibles or set pre-defined payment for hospitalization;

•                  adapt quickly to evolving industry trends or changing market requirements;

•                  satisfy investigations on the part of state attorney generals, insurance commissioners and other regulatory bodies; and

•                  hire and retain marketing and distribution partners and finance promotions for the recruiting of new members and marketing and distribution partners.

Our principal competitors include Alliance HealthCard, Inc., AmeriPlan, Best Benefits, Careington International, Family Care, Full Access Medical, International Association of Businesses, New Benefits, Inc. and People’s Benefit Services.  People’s Benefit Services focuses generally on the provision of retail and mail order pharmacy services and vision and dental care, and thus competes with only a portion of our membership programs.  Alliance HealthCard, Inc., AmeriPlan, Best Benefits, Careington International, Family Care, Full Access Medical and New Benefits provide a broader range of products and services including hospital, physician, 24-hour nurseline, chiropractic and nursing home care, and thus compete with our full range of membership programs.  Our principal competitors generally offer their membership programs at a monthly or annual fee that is equal to or greater than the monthly fees that we charge for comparable membership programs, and offer cancellation privileges, refund guarantees, and trial periods of free or discounted memberships similar in nature and amount to those that we offer.

We also face current and potential competition from insurance carriers, third-party administrators, retail pharmacies, financial institutions, federal and state governments, PPOs, HMOs and other healthcare networks.  We face additional competition due to a trend among healthcare providers and insurance companies to combine and form networks in order to contract directly with small businesses and other prospective customers to provide healthcare services.  A number of companies offer health membership programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only.  Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards for their own drug brands.

Some of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing, administrative and other resources than we do.  They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers.  In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to design customized products to better address customer needs.  Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse affect on our business, financial condition and results of operations.

Regulatory and Legislative Issues

We are subject to a variety of laws and regulations applicable to companies engaged in the healthcare industry.  Because the nature of our services is relatively new and the discount medical plan industry is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business and we may become subject to new or amended regulations.

State Discount Health Program Regulations.  In recent years, more than 20 states have enacted legislation that specifically addresses the operation and marketing of discount health programs like ours.  Additional states are expected to enact such legislation in the future.  The laws vary in scope.  Some apply to discounts on all health care purchases.  Some regulate only prescription discounts.  Some exclude prescription discounts but regulate other services.  The laws also vary in operation.  Some contain only provisions that relate to the operation and marketing of discount health plans and some require licensing and registration.  Because such legislation and regulations are newly enacted or adopted, we do not know the scope and full effect on our operations.  There is also the risk that a state will adopt regulations or enact legislation restricting or prohibiting the sale of our health discount programs in the state.  Compliance with these laws and regulations on a state-by-state basis is costly and cumbersome and may have a material adverse effect on our financial position in the future.

Compliance with federal and state regulations is generally our responsibility.  The discount medical plan industry is especially susceptible to charges by the media of regulatory noncompliance and unfair dealing.  As is often the case, the media may publicize perceived non-compliance with consumer protection regulations and violations of notions of fair dealing with consumers.  Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations in addition to the following:

•                  non-compliance may cause us to become the subject of a variety of enforcement or private actions;

•                  compliance with changes in applicable regulations could materially increase the associated operating costs;

•                  non-compliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management personnel to fines or various forms of civil or criminal prosecution; and

•                  non-compliance or alleged non-compliance may result in negative publicity potentially damaging our reputation and the relationships we have with our members, provider networks and consumers in general.

Insurance Regulations.  Our membership programs are not insurance programs and we are not subject to regulation as an insurance company or as a seller of insurance in connection with the sale of our membership programs.  Occasionally, we receive inquires from insurance commissioners in various states that require us to supply them with information about our membership programs.  To date, these agencies have concurred with our view that our health discount programs are not a form of insurance.  We can provide no assurance that this situation will not change in the future, or that an insurance commissioner will not successfully challenge our ability to offer our membership programs without compliance with state insurance regulations in the future.  Furthermore, states may adopt regulations or enact legislation that may affect the manner by which we sell our membership programs or restrict or prohibit the sale of our membership programs.  If we do not comply with the regulations or legislation of these states, we may be prevented from selling our programs in these states or may be subject to fines and penalties that could have a material adverse affect on our operations and financial condition.

Government regulation of health insurance, healthcare coverage and health membership plans is a changing area of law and varies from state to state.  The sale of insurance products and the licensing of insurance brokers and agents are subject to regulation and supervision, predominantly by state authorities.  While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations.  These regulations extensively cover operations, including scope of benefits, rate formula, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising.  States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions.  Although we are not an insurance company, the insurance companies from which we obtain the limited insurance benefits included in our CARExpress PlusTM membership programs are subject to various federal and state regulations applicable to their operations.  We must rely on the insurance companies that provide the limited insurance benefits that we offer as part of our CARExpress PlusTM membership programs to carefully monitor state and federal legislative and regulatory activity as it affects their insurance products and services.  These insurance companies must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.  We may also be limited in how we market and distribute our CARExpress PlusTM membership programs as a result of these laws and regulations.  Additional governmental regulation or future interpretation of existing regulations may increase the cost of compliance or materially affect the insurance products and services offered by us and, as a result, our results of operations.

We market our CARExpress PlusTM membership programs through an association that has been formed to provide various consumer benefits to its members.  This association may include in its benefit packages insurance products that are issued under group or blanket policies covering the association’s members.  Our ability to offer limited insurance benefits for inclusion in these benefit packages may be affected by governmental regulation or future interpretation of existing regulations that may increase the cost of regulatory compliance or affect the nature and scope of products that we may make available to such associations.  In addition, most states allow these programs to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state later determines that our sales of these programs do not comply with its regulations, our ability to continue selling these programs would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the association and its members.

Product Claims and Advertising Laws.  The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters.  The Federal Trade Commission may institute enforcement actions against companies for false and misleading advertising of consumer products.  In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials, similar to those used by us and the marketing companies, brokers and agents marketing our membership programs.  While we have not been the target of any Federal Trade Commission enforcement actions, we can provide no assurance that:

•                  the Federal Trade Commission will not question our advertising or other operations in the future;

•                  a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations; or

•                  future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

We are also subject to the risk of claims by brokers and agents and their respective customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices.  These agencies may take action on their own initiative against us for alleged advertising or product claim violations, or on a referral from brokers, agents, customers or others.  Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining brokers, agents or consumer, refunds to an entire class of brokers, agents or customers, client refunds, or other damages, as well as changes in our method of doing business.  A complaint based on the practice of one broker or agent, whether or not we authorized the practice, could result in an order affecting some or all of the brokers and agents that we use in a particular state.  Also, an order in one state could influence courts or government agencies in other states considering similar matters.  Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

Healthcare Regulation and Reform.  Government regulation and reform of the healthcare industry may also affect the manner in which we conduct our business in the future. There continues to be diverse legislative and regulatory initiatives at both the federal and state levels to affect aspects of the nation’s health care system.  Many states have enacted, or are considering, various healthcare reform statutes.  These reforms relate to, among other things, managed care practices, prompt pay payment practices, health insurer liability and mandated benefits.  Most states have also enacted patient confidentiality laws that prohibit the disclosure of confidential information.  As with all areas of legislation, the federal regulations establish minimum standards and preempt conflicting state laws that are less restrictive but will allow state laws that are more restrictive.  We expect this trend of increased legislation to continue. We are unable to predict what state reforms will be enacted or how they would affect our business.

Numerous proposals to reform the current healthcare system have been introduced in the U.S. Congress and in various state legislatures.  Recently, President Obama and members of Congress have proposed significant reforms to the U.S. healthcare system. The Obama administration has stated as a top priority its desire to reform the U.S. health care system with the goal of providing affordable, accessible health care for all Americans. Proposals that have been considered include cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, and mandatory health insurance coverage for employees. In addition, some members of Congress have proposed a government health insurance option to compete with private plans and other expanded public healthcare measures. Various healthcare reform proposals have also emerged at the state level. Both the U.S. Senate and House of Representatives have conducted hearings about U.S. healthcare reform. We cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on us.  However, an expansion of the government’s role in the U.S. healthcare industry could have a material adverse affect on our financial condition and results of operations.

Intellectual Property Rights

Our intellectual property rights are important to our business.  We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpressTM brand.  Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.  We have obtained registered trademarks from the United States Patent and Trademark Office for the words “CARExpress” and “CARExpress Plus” as well as our CARExpressTM brand.  We may apply for legal protection for certain of our other intellectual property in the future.  We can provide no assurance, however, that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

Employees

As of March 24, 2010 we had 15 employees.  Of this number, 12 were full-time employees and three were part-time employees.  We utilize the services of consultants and advisors as well as after-hours call center representatives and temporary customer service representatives.  We do not employ the individuals working for our after-hours call center or the temporary customer service representatives.  None of our employees are represented by a labor union, and we have never experienced a work stoppage.  We believe that our relations with our employees are good.

Properties

Our corporate headquarters and sole business office is located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, where we lease approximately 7,100 square feet of space for a monthly rent and operating expense payment of approximately $14,700.  On November 13, 2009, we entered into an amendment to this lease to extend the term of the lease from May 31, 2010 to May 31, 2013 at an initial monthly rent and operating expense payment of approximately $13,400.  We believe that our office space is adequate to support our current operations and projected growth in our operations over the next 12 months.

Legal Proceedings

We are not currently a party to any material legal proceedings.

MANAGEMENT

The following chart sets forth certain information about each of our directors and executive officers.

Name	Age	Positions Held

David M. Daniels	52	Chairman of the Board of Directors, Chief Executive Officer and President

Alex Soufflas	35	Chief Financial Officer, Executive Vice President and Secretary

Patricia S. Bathurst	55	Vice President — Marketing

Directors

We believe that our board of directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business.  We believe that experience, qualifications or skills in the following areas are most important: (i) organizational leadership and vision; (ii) strategic, financial and operational planning; (iii) corporate restructuring and performance enhancement; (iv) corporate finance; (v) health insurance industry experience; and (vi) experience as a board member oft other corporations.  These areas are in addition to the personal qualifications described in this section.  We believe that our current board member possesses the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for this board member below.  The principal occupation and business experience, for at least the past five years, of our current director is as follows:

David M. Daniels has served as our Chief Executive Officer and sole member of our board of directors since February 2004, and has served as our President since February 2005.  From 1998 to February 2004, Mr. Daniels provided financing and management consulting services to several companies operating in the manufacturing, technology and services industries, including Market Pathways Financial Relations, Inc., a financial consulting firm, from April 2000 until February 2004, The Research Works, Inc., an equity research firm, from April 2001 until December 2003, and Xraymedia, Inc., an advertising agency, from September 2001 until February 2004.  Mr. Daniels served as the Chief Financial Officer of North American Technologies Group, Inc., a research and development company, from 1994 to 1995 and served as the President and Chief Operating Officer from 1995 to 1998.  Mr. Daniels founded Industrial Pipe Fittings, Inc., a manufacturer of industrial fittings for the high density polyethylene market, in 1994 and served as the Chairman, President and Chief Executive Officer until 1998.  Prior to 1994, Mr. Daniels served in several capacities with Morgan Stanley Dean Witter, achieving the position of First Vice President of the company in 1986.  Mr. Daniels is a graduate of the Georgia Military Academy and the University of Houston, where he received a B.A. in finance.

As a result of these and other professional experiences, Mr. Daniels possesses particular knowledge and experience in management, operations and finance that strengthen the board’s qualifications, skills and experience.

Executive Officers

Alex Soufflas has served as our Chief Financial Officer and Secretary since February 2006 and has served as our Executive Vice President since August 2005. On March 1, 2010, Mr. Soufflas provided us with notice of his resignation from each of the aforementioned positions effective March 31, 2010.  Mr. Soufflas served as our General Counsel from August 2005 until February 2006.  From May 2004 to August 2005, Mr. Soufflas was an attorney at Duane Morris LLP, a national law firm, where he specialized in public and private securities offerings, mergers & acquisitions, contracts and corporate counseling.  Mr. Soufflas specialized in general corporate law as an attorney at Spector Gadon & Rosen, P.C., a Philadelphia-based law firm, from April 2003 to May 2004, and at Sullivan & Worcester, LLP, a Boston-based law firm, from September 2000 to October 2002.  Prior to that, Mr. Soufflas was an accountant at KPMG LLP, an international accounting and consulting firm.  Mr. Soufflas received a B.S. in accounting from Purdue University and a juris doctor from Boston College Law School.

Patricia S. Bathurst has served as our Vice President — Marketing since March 2001.  From 1989 to 2000, Ms. Bathurst served as the Vice President of Marketing for National Health and Safety Corporation where she was responsible for all of the marketing, advertising and promotional functions for the company.  From 1985 to 1989, Ms. Bathurst served as the Director of Marketing for Horizon Healthcare Group, Inc., a provider of healthcare services utilizing national provider networks that she co-founded in 1985.  Prior to 1985, Ms. Bathurst served as the Director of Administration and Customer Service for Phoenix International Corporation, a provider of healthcare services utilizing national provider networks.  Ms. Bathurst is a graduate of Temple University with a B.A. in business administration.

Board of Directors

David M. Daniels, our President and Chief Executive Officer, is the sole member of our board of directors.  Mr. Daniels will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified.  Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19) and 5605(a)(2) of the rules of the Nasdaq Stock Market.  Mr. Daniels does not qualify as an “independent director” pursuant to these rules.  Our board of directors has not created separately-designated standing committees and Mr. Daniels is not “independent” for purposes of Rule 5605(c)(2) of the rules of the Nasdaq Stock Market, which are applicable to audit committee members.  Officers are elected annually by our board of directors and serve at the discretion of our board of directors.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

David M. Daniels	2009	382,800	(3)	-0-	-0-	-0-	-0-	382,800
President and	2008	384,540		-0-	37,950	111,987	10,175	544,652
Chief Executive Officer

Alex Soufflas	2009	319,440	(4)	-0-	-0-	-0-	-0-	319,440
Chief Financial Officer,	2008	291,720		-0-	28,793	111,987	10,507	443,007
Executive Vice President and Secretary

Patricia S. Bathurst	2009	175,692	(5)	-0-	-0-	-0-	-0-	175,692
Vice President — Marketing	2008	165,709		-0-	-0-	127,741	4,193	297,643

(1) Represents the grant date fair value of the award, calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718.  A summary of the assumptions made in the valuation of these awards is provided herein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” and “Executive Compensation — Employment Contracts and Arrangements,” and in our notes to consolidated financial statements beginning on page F-7 of this prospectus.

(2)  Consists of matching contributions made by us on behalf of the applicable executive officer under the National Health Partners, Inc. 401(k) Plan.

(3) Includes 2,364,286 shares of common stock issued to Mr. Daniels in lieu of salary earned during the year ended December 31, 2009.  A more detailed description of these stock issuances is provided herein under “Executive Compensation — Employment Contracts and Arrangements.”

(4) Includes 1,961,143 shares of common stock issued to Mr. Soufflas in lieu of salary earned during the year ended December 31, 2009.  A more detailed description of these stock issuances is provided herein under “Executive Compensation — Employment Contracts and Arrangements.”

(5) Includes options to purchase 1,080,643 shares of common stock issued to Ms. Bathurst in lieu of salary earned during the year ended December 31, 2009.  A more detailed description of these option issuances is provided herein under “Executive Compensation — Employment Contracts and Arrangements.”

Narrative Disclosure of Executive Compensation

We are a party to employment agreements with each of David M. Daniels, Alex Soufflas and Patricia M. Bathurst.  Under these agreements, Messrs. Daniels and Soufflas and Ms. Bathurst are currently entitled to receive annualized base salaries of $421,080, $351,384 and $193,261, respectively.

We have issued a variety of equity securities to Messrs. Daniels and Soufflas and Ms. Bathurst during the course of their employment with us.  We have issued options to Messrs. Daniels and Soufflas and Ms. Bathurst to acquire 3,150,000, 2,050,000 and 3,217,143 shares of our common stock, respectively.  In addition, we have issued restricted stock awards to each of Messrs. Daniels and Soufflas and Ms. Bathurst with respect to 1,050,000, 300,000 and 225,000 shares of our common stock, respectively, and have issued Messrs. Daniels and Soufflas 3,054,286 and 2,484,643 shares of common stock, respectively.

A summary of the material terms of these employment agreements and the options, restricted stock awards and shares of common stock granted to each of these individuals is provided below.

Employment Contracts and Arrangements

David M. Daniels

On May 13, 2005, we entered into an employment agreement with David M. Daniels to serve as our Chief Executive Officer effective February 1, 2005.  The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Mr. Daniels is entitled to an annual base salary of $231,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.  Pursuant to the agreement, on May 13, 2005, Mr. Daniels was granted an option to acquire 2,500,000 shares of our common stock.

On March 28, 2006 and September 4, 2007, we granted Mr. Daniels a restricted stock award with respect to 450,000 and 600,000 shares of our common stock, respectively. On December 12, 2006 and March 25, 2008, we granted Mr. Daniels an option to acquire 250,000 and 400,000 shares of our common stock, respectively.  On December 30, 2008, we granted Mr. Daniels 690,000 shares of our common stock in full payment of deferred salary compensation that was earned by him during 2008 and payable to him as of December 31, 2008.  On June 15, 2009, we granted Mr. Daniels 500,000 shares of our common stock in full payment of deferred salary compensation that was earned by him during the period commencing January 1, 2009 and ending March 31, 2009 and payable to him as of March 31, 2009.  On December 29, 2009, we granted Mr. Daniels 1,864,286 shares of our common stock in full payment of deferred salary compensation that was earned by him during the period commencing April 1, 2009 and ending December 31, 2009 and payable to him as of December 31, 2009.

Alex Soufflas

On March 29, 2006, we entered into an employment agreement with Alex Soufflas to serve as our Chief Financial Officer and Executive Vice President effective February 1, 2006.  The agreement is for an initial term of three years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Mr. Soufflas is entitled to an annual base salary of $210,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.

On August 15, 2005, we granted Mr. Soufflas an option to acquire 1,000,000 shares of our common stock, and on March 28, 2006 we granted Mr. Soufflas a restricted stock award with respect to 300,000 shares of our common stock.  On December 12, 2006, September 4, 2007 and March 25, 2008, we granted Mr. Soufflas an option to acquire 150,000, 500,000 and 400,000 shares of our common stock, respectively.  On December 30, 2008, we granted Mr. Soufflas 523,500 shares of our common stock in full payment of deferred salary compensation that was earned by him during 2008 and payable to him as of December 31, 2008.  On June 15, 2009, we granted Mr. Soufflas 405,000 shares of our common stock in full payment of deferred salary compensation that was earned by him during the period commencing January 1, 2009 and ending March 31, 2009 and payable to him as of March 31, 2009.  On December 29, 2009, we granted Mr. Soufflas 1,556,143 shares of our common stock in full payment of deferred salary compensation that was earned by him during the period commencing April 1, 2009 and ending December 31, 2009 and payable to him as of December 31, 2009.

On March 1, 2010, Mr. Soufflas provided us with notice of his resignation as the Chief Financial Officer, Executive Vice President and Secretary effective March 31, 2010.

Patricia S. Bathurst

On May 13, 2005, we entered into an employment agreement with Patricia S. Bathurst to serve as our Vice President — Marketing effective February 1, 2005.  The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Ms. Bathurst is entitled to an annual base salary of $132,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.  Pursuant to the agreement, on May 13, 2005, Ms. Bathurst was granted an option to acquire 1,000,000 shares of our common stock.

On March 28, 2006, we granted Ms. Bathurst a restricted stock award with respect to 225,000 shares of our common stock.  On December 12, 2006, September 4, 2007 and March 25, 2008, we granted Ms. Bathurst an option to acquire 50,000, 400,000 and 400,000 shares of our common stock, respectively.  On March 25, 2008, we granted Ms. Bathurst an option to acquire 286,500 shares of our common stock in full payment of deferred salary compensation that was earned by her during 2008 and payable to her as of December 31, 2008.  On June 15, 2009, we granted Ms. Bathurst an option to acquire 225,000 shares of our common stock in full payment of deferred salary compensation that was earned by her during the period commencing January 1, 2009 and ending March 31, 2009 and payable to her as of March 31, 2009.  On December 29, 2009, we granted Ms. Bathurst and option to acquire 855,643 shares of our common stock in full payment of deferred salary compensation that was earned by her during the period commencing April 1, 2009 and ending December 31, 2009 and payable to her as of December 31, 2009.

Termination Provisions of Employment Agreements

The employment agreements with Mr. Daniels and Ms. Bathurst provide that if we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason,” as such terms are defined in the agreements, the officer is immediately entitled to two years’ annual base salary, the full annual base salary to which the officer would otherwise have been entitled during the remainder of the initial term, and all other compensation and benefits to which the officer would have been entitled had the officer been employed by us for the remainder of the initial term.  The employment agreement with Mr. Soufflas provides that if we terminate his employment without “cause” or he terminates his employment with us for “good reason,” as such terms are defined in the agreement, he is entitled to receive an amount equal to the annual base salary he was receiving on the date of termination to be paid over a period of 12 months.

Terms of Options

The options that we granted to Mr. Daniels and Ms. Bathurst in 2005 are for a term of 10 years, have an exercise price of $0.40 per share, and vest in four equal annual installments commencing May 13, 2005.  On December 12, 2006, we accelerated the vesting schedule of the options so that they vested in full on that date.  In the event the employment of the applicable executive officer is terminated for any reason other than for “cause,” as such term is defined in the employment agreements, the officer’s option may be exercised at any time prior to the expiration date of the option.  In the event we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason” (including a “change in control”), as such terms are defined in the employment agreements, we are required to use our best efforts to prepare and file a registration statement with the SEC within 180 days of the date of termination to register the public resale of the shares underlying the officer’s option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The option that we granted to Mr. Soufflas in 2005 is for a term of 10 years, has an exercise price of $0.40 per share, and vests in four equal annual installments commencing on February 1, 2006.  On December 12, 2006, we accelerated the vesting schedule of the options so that they vested in full on that date.  In the event the employment of Mr. Soufflas is terminated for any reason other than for “cause,” as such term is defined in the option, the option may be exercised until the earlier of the date that is 90 days after the date of such termination of employment or the expiration date of the option.  In the event the employment of Mr. Soufflas is terminated for “cause,” the option terminates immediately.

The options that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in 2006 are for a term of 10 years, have an exercise price of $0.88 per share, and were vested in full on the date of grant.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The options that we granted to Mr. Soufflas and Ms. Bathurst in 2007 are for a term of 10 years, have an exercise price of $0.50 per share, and vest in four equal annual installments commencing on September 4, 2008.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option vests in full immediately and remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The options that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in March 2008 are for a term of 10 years, have an exercise price of $0.28 per share, and vest in four equal annual installments commencing on March 25, 2009.  The option that we granted to Ms. Bathurst in December 2008 is for a term of 10 years, has an exercise price of $0.055 per share, and vested in full on the date of grant.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option vests in full immediately and remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The options that we granted to Ms. Bathurst in June and December 2009 are for a term of 10 years, have an exercise price of $0.09 per share and $0.07 per share, respectively, and vested in full on the date of grant.  In the event Ms. Bathurst’s employment is terminated for death, disability or retirement, the option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event Ms. Bathurst’s employment is terminated not for “cause” or is terminated by Ms. Bathurst for “good reason,” as such terms are defined in the applicable options, the option vests in full immediately and remains exercisable until the expiration date of the option.  In the event Ms. Bathurst’s employment is terminated for “cause,” the option terminates immediately.

Terms of Restricted Stock Awards

The restricted stock awards that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in 2006 vest in three equal annual installments commencing on March 28, 2007.  In the event we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason,” as such terms are defined in such officer’s respective employment agreement, the officer’s restricted stock award vests in full immediately.  In the event the employment of the applicable executive officer is terminated for “cause,” any shares of common stock that have not vested as of the date of termination will be forfeited to us and cancelled.

The restricted stock award that we granted to Mr. Daniels in 2007 vests in four equal annual installments commencing on September 4, 2008.  In the event we terminate the employment of Mr. Daniels without “cause” or he terminates his employment with us for “good reason,” as such terms are defined in his employment agreement, his restricted stock award vests in full immediately.  In the event the employment of Mr. Daniels is terminated for “cause,” any shares of common stock that have not vested as of the date of termination will be forfeited to us and cancelled.

National Health Partners, Inc. 401(k) Plan

On January 15, 2007, we adopted the National Health Partners, Inc. 401(k) Plan.  The purpose of this plan is to provide our employees with tax-advantaged retirement benefits to assist them in saving and accumulating assets for retirement.  Under the plan, eligible employees may elect to contribute up to 100% of their compensation to the plan each year, subject to certain Internal Revenue Service (“IRS”) limitations.  We match 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, subject to certain IRS limitations.  We contributed a total of $7,206 and $35,707 to the plan during the years ended December 31, 2009 and 2008, respectively.

Director Compensation

We do not provide any compensation to our employee directors and have not adopted a standard compensation package for non-employee directors serving as members of our board of directors.  We did not have any non-employee directors on our board of directors during 2009 and, thus, did not pay any director compensation to any non-employee directors during 2009.  We intend to add non-employee directors to our board of directors in the future.  In the event we do so, we intend to provide them with remuneration that may consist of one or more of the following: an annual retainer, a fee paid for each board meeting attended, an annual grant of equity compensation, and reimbursement for reasonable travel expenses incurred to attend meetings of the board of directors.  We may provide additional remuneration to board members participating on committees of our board of directors.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each named executive officer, information regarding unexercised options, stock that had not vested, and equity incentive plan awards as of the end of our fiscal year ended December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)

David M. Daniels	2,500,000	-0-		0.40	5/12/15	300,000	(3)	19,500
	250,000	-0-		0.88	12/11/16
	-0-	300,000	(1)	0.28	3/24/18

Alex Soufflas	1,000,000	-0-		0.40	8/14/15
	150,000	-0-		0.88	12/11/16
	125,000	250,000	(2)	0.50	9/3/17
	-0-	300,000	(1)	0.28	3/24/18

Patricia S. Bathurst	1,000,000	-0-		0.40	5/12/15
	50,000	-0-		0.88	12/11/16
	100,000	200,000	(2)	0.50	9/3/17
	-0-	300,000	(1)	0.28	3/24/18
	286,500	-0-		0.055	12/29/18
	225,000	-0-		0.09	6/14/19
	855,643	-0-		0.07	12/28/19

(1)  These options vest in four equal annual installments commencing on March 25, 2009.

(2)  These options vest in three equal annual installments commencing on September 4, 2009.

(3)  This restricted stock award vests in four equal annual installments commencing on September 4, 2008.

(4)  The market value of these shares was calculated based on a price per share of $0.065, the closing market price for our shares of common stock on the OTC Bulletin Board on December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2010, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC, may be deemed the beneficial owner of more than 5% of our outstanding common stock.  The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of March 24, 2010 upon the exercise or conversion of any options, warrants or other convertible securities.  Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)

David M. Daniels	8,202,336	(2)	9.8%

Patricia S. Bathurst	3,149,743	(3)	3.7%

Alex Soufflas	1,600,000	(4)	1.9%

Bank Julius Baer & Co., Ltd.	6,000,000	(5)	7.0%

Ronald F. Westman	15,593,000	(6)	17.5%

Pierre Besuchet	4,325,000	(7)	5.2%

All officers and directors as a group (3 persons)	12,952,079	(8)	14.3%

*    Less than 1%.

(1)  This table has been prepared based on 82,879,070 shares of our common stock outstanding on March 24, 2010.

(2)  Includes 2,500,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 250,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 200,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share and 300,000 shares underlying restricted stock awards.

(3)  Includes 1,000,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 50,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 200,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share, 200,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share, 286,500 shares issuable upon the exercise of options that have an exercise price of $0.055 per share, 225,000 shares issuable upon the exercise of options that have an exercise price of $0.09 per share and 855,643 shares issuable upon the exercise of options that have an exercise price of $0.07 per share.

(4)  Includes 1,000,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 150,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 250,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share and 200,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share.

(5)  Includes 3,000,000 shares issuable upon the exercise of warrants that have an exercise price of $0.30 per share.

(6)  Includes 100,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 2,000,000 shares issuable upon the exercise of warrants that have an exercise price of $0.05 per share and 4,000,000 shares issuable upon the exercise of warrants that have an exercise price of $0.02 per share.

(7)  Includes 1,000,000 shares issuable upon the exercise of warrants that have an exercise price of $0.04 per share.

(8)  Includes 4,500,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 450,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 450,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share, 600,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share, 286,500 shares issuable upon the exercise of options that have an exercise price of $0.055 per share, 225,000 shares issuable upon the exercise of options that have an exercise price of $0.09 per share, 855,643 shares issuable upon the exercise of options that have an exercise price of $0.07 per share, and 300,000 shares underlying restricted stock awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into employment agreements with each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst and have issued options, restricted stock awards and/or shares of common stock to each of them.  A description of the employment agreements, options, restricted stock awards and common stock grants is set forth under “Executive Compensation” of this prospectus.

DESCRIPTION OF SECURITIES

The following summary of our capital stock, our articles of incorporation, our bylaws and the Indiana Business Corporation Law (“IBCL”) is intended as a summary only and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the IBCL.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 82,879,070 shares were outstanding on the date of this prospectus.  Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and are not entitled to cumulative voting rights.  Our shares of our common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock.  Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to shareholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding.  All outstanding shares of our common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, Our Bylaws and the IBCL

The following provisions of our articles of incorporation, our bylaws and the IBCL may discourage takeover attempts of us that may be considered by some shareholders to be in their best interest.  The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to our shareholders.  Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

Special Meetings of Shareholders

Our bylaws and the provisions of the IBCL provide that special meetings of our shareholders may be called only by our Chief Executive Officer or a majority of our directors.  This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits shareholders election of directors to annual meetings of our shareholders.

Director Vacancies

Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other causes will be filled by the board of directors or, if less than a quorum, by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits shareholder election of directors to annual and special meetings of the shareholders.

Amendments to Our Bylaws

Our bylaws provide that they may be amended only by the vote of a majority of our board of directors.  This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for shareholders to amend the provisions in our bylaws, including those relating to special meetings of shareholders and director vacancies.

No Cumulative Voting

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.  The absence of cumulative voting rights may limit the ability of minority shareholders to effect changes to our board of directors and delay or prevent a change in control or change in management of us.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock currently trades on the OTC Bulletin Board under the symbol “NHPR”.  The following table sets forth the range of high and low bid prices for shares of our common stock on the OTC Bulletin Board for the periods indicated, as reported by Nasdaq.  The quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Fiscal Year Ended December 31, 2008	High	Low

Quarter ended March 31, 2008	$0.37	$0.20

Quarter ended June 30, 2008	$0.60	$0.245

Quarter ended September 30, 2008	$0.25	$0.11

Quarter ended December 31, 2008	$0.14	$0.05

Fiscal Year Ended December 31, 2009	High	Low

Quarter ended March 31, 2009	$0.09	$0.045

Quarter ended June 30, 2009	$0.16	$0.06

Quarter ended September 30, 2009	$0.14	$0.08

Quarter ended December 31, 2009	$0.10	$0.061

The last reported trading price of our common stock as reported on the OTC Bulletin Board on March 24, 2010 was $0.04 per share.

Holders

As of March 24, 2010, the number of shareholders of record of our common stock was 77.

Dividends

We have not paid any dividends on our common stock to date, nor do we intend to pay any dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, to finance the growth of our business.

Transfer Agent

The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117.

THE OFFERING

This prospectus covers the public sale of 3,935,000 shares of common stock to be sold by the selling security holders identified in this prospectus.  This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any proceeds from this offering.

Set forth below is a description of the shares of our common stock being registered for resale hereby.

First March 2010 Offering of Stock

In March 2010, we completed a private offering of 450,000 shares of our common stock for aggregate cash consideration of $10,125 (the “First March 2010 Offering”).  The shares were sold at a purchase price of $0.0225 per share.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by March 31, 2010 to register all of the shares of common stock issued in the offering.  The registration statement of which this prospectus is a part is being filed to satisfy our obligation to register these shares.

This prospectus covers the public resale of 450,000 shares of common stock.

Second March 2010 Offering of Stock

In March 2010, we completed a private offering of 3,200,000 shares of our common stock for aggregate cash consideration of $64,000 (the “Second March 2010 Offering”).  The shares were sold at a purchase price of $0.02 per share.  We paid finder fees consisting of 285,000 shares of our common stock.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by March 31, 2010 to register all of the shares of common stock issued in the offering.  The registration statement of which this prospectus is a part is being filed to satisfy our obligation to register these shares.

This prospectus covers the public resale of 3,485,000 shares of common stock.

SELLING SECURITY HOLDERS

The selling security holders identified in the following table are offering for resale 3,935,000 shares of our common stock.  All of the shares of common stock and warrants were previously issued to the selling security holders in private placement transactions.  A description of these transactions is set forth above under “The Offering.”

The following table sets forth as of March 24, 2010:

•                  The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

•                  The number of shares owned beneficially by each selling security holder before the offering;

•                  The percentage ownership of each selling security holder prior to the offering;

•                  The number of shares offered hereunder by each selling security holder;

•                  The number of shares owned beneficially by each selling security holder after the offering; and

•                  The percentage ownership of each selling security holder after the offering.

The information presented in this table has been calculated based on the assumption that all options and warrants will be exercised prior to completion of the offering, that all shares offered hereby will be sold, and that no other shares of our common stock will be acquired or disposed of by the selling security holder prior to the termination of this offering.  The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based on 82,879,070 shares of our common stock outstanding on March 24, 2010.  Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.

	Beneficial Ownership of Selling Security Holders Prior to the Offering			Beneficial Ownership of Selling Security Holders After the Offering
Name of Selling Security Holder	Number	Percent	Number of Shares Offered Hereby	Number	Percent
Judith Adelstein (1)	1,500,000	1.81	1,500,000	-0-	*
Steven Adelstein (2)	285,000	*	285,000	-0-	*
Tammi Shnider (3)	1,350,000	1.63	1,350,000	-0-	*
Marvin Vaught (4)	472,000	*	350,000	122,000	*
Jerome Ziarko (5)	1,239,000	1.50	450,000	789,000	*

* Represents less than one percent (1%) of our shares outstanding.

(1)  The registered shares consist of 1,500,000 shares of our common stock acquired in the Second March 2010 Offering.

(2)  The registered shares consist of 285,000 shares of our common stock acquired in the Second March 2010 Offering.

(3)  The registered shares consist of 1,350,000 shares of our common stock acquired in the Second March 2010 Offering.

(4)  The registered shares consist of 350,000 shares of our common stock acquired in the Second March 2010 Offering.

(5)  The registered shares consist of 450,000 shares of common stock acquired in the First March 2010 Offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders.

PLAN OF DISTRIBUTION

We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders.  The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so.  The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time in one or more transactions directly or through one or more underwriters, brokers, dealers or agents at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices.  These sales may be effected in any one or more of the following methods:

•                  cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

•                  an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                  privately negotiated transactions;

•                  short sales;

•                  through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

•                  through the distribution of the securities by any selling security holder to its partners, members or shareholders;

•                  any combinations of any of these methods of sale; and

•                  any other manner permitted by law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.  These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus.  The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus, subject to any requirement of the SEC that we amend or supplement this prospectus to include the name of such transferees, donees, pledges or other successors-in-interest in this prospectus.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed “underwriters” within the meaning of the Securities Act.  In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M.  These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock.

We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.  We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

We will not receive any proceeds from the sale of the shares of our common stock registered hereby.  We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Carson Boxberger LLP, 1400 One Summit Square, Fort Wayne, Indiana 46802.

EXPERTS

The audited consolidated balance sheets at December 31, 2009 and 2008 and the audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008 have been audited by HJ & Associates, LLC, our independent accountants.  We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC.  You should rely only on the information provided in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  Applicable SEC rules may require us to update this prospectus in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public at the SEC’s Internet site at www.sec.gov, as well as our Internet site at www.nationalhealthpartners.com.  Information contained on our Web site does not constitute a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC.  This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete.  For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules.  You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, as applicable.

As a company listed on the OTC Bulletin Board, we are not required to deliver an annual report to our shareholders.  However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ending December 31, 2010.

NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

National Health Partners, Inc. and Subsidiaries

Horsham, Pennsylvania

We have audited the accompanying consolidated balance sheets of National Health Partners, Inc. and Subsidiaries, as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Health Partners, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assertion about the effectiveness of National Health Partners, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2009 and accordingly, we do not express an opinion thereon.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2 to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

March 30, 2010

National Health Partners, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2009	2008

Assets

Current assets:
Cash	$31,691	$177,545
Prepaid expense	4,699	205,690
Deposits	78,829	114,378
Other current assets	9,300	—

Total current assets	124,519	497,613

Property and equipment, net	15,743	33,842
Prepaid expense	1,357	201,669
Deposits	19,000	19,000

Total assets	$160,619	$752,124

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$144,369	$68,475
Refunds payable	8,607	38
Accrued expenses	892	13,014
Deferred revenue	92,188	79,008

Total current liabilities	246,056	160,535

Total liabilities	246,056	160,535

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares authorized, 73,894,754 and 52,586,281 shares issued and outstanding on December 31, 2009 and December 31, 2008, respectively	73,895	52,586
Additional paid-in capital	26,554,571	25,195,670
Deferred compensation	(106,060)	(205,133)
Accumulated deficit	(26,607,843)	(24,451,534)

Total stockholders’ equity (deficit)	(85,437)	591,589

Total liabilities and stockholders’ equity (deficit)	$160,619	$752,124

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Twelve Months Ended
	December 31,
	2009	2008

Net revenue	$1,898,947	$2,671,420

Direct costs	960,531	1,036,076

Gross profit	938,416	1,635,344

Operating expenses:
Selling and marketing	111,036	224,546
General and administrative	2,983,802	4,433,930

Total operating expenses	$3,094,838	4,658,476

Loss from operations	(2,156,422)	(3,023,132)

Other income (expense):
Interest income	113	2,230
Loss on extinguishment of debt	—	(30,000)

Total other income (expense)	113	(27,770)

Net loss	$(2,156,309)	$(3,050,902)

Loss per share — basic and diluted	$(0.03)	$(0.07)

Weighted average number of shares outstanding — basic and diluted	62,062,407	46,796,331

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

			Additional			Total
	Common Stock		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Equity (Deficit)

Balance at December 31, 2007	39,419,856	$39,420	$22,174,891	$(410,524)	$(21,400,632)	$403,155

Common stock issued for services	5,629,025	5,629	1,509,017	205,391	—	1,720,037

Common stock returned by service providers	(742,100)	(742)	(285,862)	—	—	(286,604)

Common stock issued upon exercise of stock warrants	3,463,250	3,463	593,952	—	—	597,415

Stock options issued for services	—	—	290,847	—	—	290,847

Common stock and warrants issued for cash	4,576,250	4,576	853,064	—	—	857,640

Common stock issued for extinguishment of debt	240,000	240	59760	—	—	60,000

Net loss	—	—	—	—	(3,050,902)	(3,050,902)

Balance at December 31, 2008	52,586,281	52,586	25,195,670	(205,133)	(24,451,534)	591,589

Common stock issued for services	4,925,429	4,925	345,954	99,073	—	449,952

Common stock issued upon exercise of stock warrants	75,000	75	3,675	—	—	3,750

Stock options issued for services	—	—	351,377	—	—	351,377

Common stock and warrants issued for cash	16,308,044	16,309	657,895	—	—	674,204

Net loss	—	—	—	—	(2,156,309)	(2,156,309)

Balance at December 31, 2009	73,894,754	$73,895	$26,554,571	$(106,060)	$(26,607,843)	$(85,437)

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net loss	$(2,156,309)	$(3,050,902)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services and amortization of prepaid services	851,257	1,322,507
Warrants issued for services	—	3,498
Options issued for services	351,376	290,848
Depreciation	18,099	35,708
Loss on extinguishment of debt	—	30,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	—	21,257
Decrease (increase) in deposits	35,550	162,011
Decrease (increase) in other current assets	(9,300)	4,500
(Decrease) increase in accounts payable and accrued expenses	72,341	(220,813)
Increase in deferred revenue	13,179	61,670

Net cash used by operating activities	(823,807)	(1,339,716)

Cash flows from investing activities

Net cash provided by investing activities	—	—

Cash flows from financing activities

Net Proceeds from sale of stocks and warrants	674,203	857,640
Net Proceeds from exercise of warrants	3,750	597,415
Net Proceeds from issuance of note payable	—	50,000
Payments on note payable	—	(20,000)

Net cash provided by financing activities	677,953	1,485,055

Net increase (decrease) in cash	(145,854)	145,339
Cash at beginning of period	177,545	32,206

Cash at end of period	$31,691	$177,545

Supplemental disclosure of cash flow information

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Schedule of non-cash financing activities

Common stock issued for services	$350,880	$1,514,646
Stock options issued for services	$80,117	$374,714
Common stock issued for extinguishment of debt	$—	$60,000
Common stock issued for stock offering costs	$70,352	$83,700

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 1.  Description of Business.

National Health Partners, Inc. (the “Company”) was organized on March 10, 1989 as “Spectrum Vision Systems of Indiana, Inc.” under the laws of the State of Indiana.  The Company changed its name to “National Health Partners, Inc.” on March 13, 2001.

The Company sells membership programs that encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs and vision care through a national healthcare savings network called “CARExpress.”  The Company derives almost all of its revenue from the monthly membership fees it receives from its members.  It markets its programs through a direct sales force, brokers and agents, unions and associations, chambers of commerce, and a variety of other organizations.  The Company typically pays these organizations commissions on the sale price of the membership programs.  These organizations typically offer and sell the Company’s membership programs on a part-time basis and may engage in other related or unrelated business activities, including selling the products or services of the Company’s competitors.  The Company’s agreements with these organizations are generally for a term of one year and renew automatically for additional one-year terms unless written notice of termination is delivered by either party to the other at least 30 days prior to the then-current term.

The Company contracts with preferred provider organizations and other provider networks for access to the discounted rates they have negotiated with their healthcare providers.  The principal suppliers of the healthcare providers that comprise CARExpress are CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi.  The Company selects and utilizes only those provider networks that it believes can deliver adequate savings to its members while providing adequate support for its membership programs with the healthcare providers.  It typically pays a per member per month fee for use of the provider networks that is determined in part based on the number of providers participating in the network, the number of members accessing the network, and the particular products or services offered by the providers.  The Company’s agreements with the provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days’ prior written notice, and renew automatically for additional terms unless so terminated.  Most of these agreements are non-exclusive and contain confidentiality provisions.

Note 2.  Significant Accounting Policies

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements.  The financial statements and notes thereto are representations of the Company’s management.  The Company’s management is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Basis of Presentation

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has historically incurred significant losses, which raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Principles of Consolidation

The financial statements include the balances of National Health Partners, Inc. and its wholly-owned subsidiaries.  All material inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts in the 2008 financial statements have been reclassified to conform to the 2009 presentation.  These reclassifications did not result in any change to the previously reported total assets, net loss or stockholders’ equity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue consists of the monthly membership fees that it receives from the sale of its membership programs as well as any shipping and handling fees that it may receive for the shipment of membership packages to new members.  The date a monthly membership begins varies for each individual member depending upon when the particular member purchased the membership.  Members have the right to terminate their membership at any time and may do so at the end of each month before they pay the membership fee for the next month.  The Company recognizes the membership fees and shipping and handling fees as revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 (“ASC 605”).

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The membership fees are paid by members each month.  The contractual term for the membership fees is equal to the monthly membership period.  The expected period during which the services will be performed in return for the membership fees will never extend beyond the one-month membership period since the members will pay another monthly membership fee before the next monthly membership period begins.  As a result, the Company recognizes the membership fees on a straight-line basis over the contract term since the relationship with the member is not expected to extend beyond the contractual term and the member is not expected to continue to benefit from the payment of the membership fee after the contractual term has expired.

The shipping and handling fees are one-time payments received by the Company from the applicable members when they first become a member.  These fees are not paid repeatedly each month.  The monthly contract term is, therefore, not necessarily equal to the expected period during which services will be performed since the period during which services will be performed is the average period during which each person is expected to be a member.  The Company calculates the expected period during which it expects its members to remain members as of the end of each fiscal quarter.  It does so by determining the total number of members that it had on such date, then dividing the total number of months for which all of such members had been a member as of that date by the number of such members.  This provides the average number of months each member has been a member.  The expected period during which services will be performed (i.e., the expected period during which each member will remain a member) has always exceeded the initial monthly membership period.  Therefore, the Company recognizes shipping and handling fees on a straight-line basis over the expected period during which the services will be performed since the relationship with the members is expected to extend beyond the initial contractual term and the members are expected to continue to benefit from the payment of the shipping and handling fees after the initial contractual term has expired.

At the beginning of each membership period, the monthly membership fee is paid by the member and recorded as deferred revenue.  The Company then recognizes revenue as the services are rendered.  Shipping and handling fees that the Company receives for the shipment of membership packages to new members are included in its membership fees and recorded as deferred revenue.  The Company typically receives cash within five days of the date the membership fee is charged to a member’s credit card.  The Company had deferred revenue of $92,188 and $79,008 at December 31, 2009 and 2008, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The Company offers a free trial to some of its members.  The Company does not recognize any revenue during the free-trial period.  In the event the member continues the membership after the free-trial period expires, the member pays the monthly membership fee and the Company recognizes revenue as services are rendered.

The Company also offers a 30-day money-back guarantee to its members.  Members can cancel their membership during the first 30 days of their initial membership period and receive a full refund.  After that, members can cancel their membership at the end of any subsequent monthly membership period.  If a member cancels his or her membership and the member’s credit card has already been processed for the next monthly membership period, a refund check will be issued to the member and no revenue will be recognized for that period.

The Company recognizes refunds as expense in accordance with ASC 605 which permits companies to recognize refundable membership fees, net of estimated refunds, as earned revenue over the membership term in limited circumstances if the following criteria are met: (i) the estimate of cancellations and refunded revenue are being made for a large pool of homogeneous items (membership transactions with the same characteristics, such as terms, periods, class of customers, nature of services, etc.), (ii) reliable estimates of the expected refunds can be made on a timely basis and it is remote that material adjustments to previously recognized revenue would be required, (iii) there is a sufficient company-specific historical basis upon which to estimate the refunds and such historical basis is predictive of future events, and (iv) the amount of the membership fees specified in the agreement at the outset of the arrangement is fixed, other than the customer’s right to request a refund.  The Company had sales refunds of $164,552 and $203,870 that were netted against sales for the years ended December 31, 2009 and 2008, respectively, and had refunds payable of $8,607 and $38 at December 31, 2009 and 2008, respectively.

Direct Costs

The Company’s direct costs consist of sales commissions and fees paid to PPOs and provider networks.  The Company incurred sales commission expense of $639,950 and $578,057 and network provider costs of $320,581 and $458,019 for the years ended December 31, 2009 and 2008, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Selling and Marketing Expenses

The Company’s selling and marketing expenses consist of advertising expenses, marketing expenses, compensation paid to employees selling and marketing the Company’s CARExpress membership programs to potential customers, and rent expense, depreciation and amortization expense allocated to the Company’s selling and marketing activities, as well as all other selling and marketing expenses incurred by the Company.  Depreciation and amortization expense included in selling and marketing expense is derived from the Company’s telephones and website and certain of the Company’s computers, all of which are an integral part of the Company’s selling and marketing activities.

Stock-Based Compensation Expense

The Company accounts for employee stock-based compensation in accordance with the fair value recognition provisions of ASC Topic 718 (“ASC 718”) using the modified prospective transition method.  Under this method, compensation expense includes: (a) compensation expense for all stock-based payments granted, but not yet vested, as of January 1, 2006 based on the grant-date fair value, and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006, based on the grant-date fair value.  Such amounts have been reduced by the Company’s estimate of forfeitures of all unvested awards.

The Company accounts for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505 (“ASC 505”).  ASC 718 and ASC 505 require that the Company recognizes compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

The Company uses the Black-Scholes pricing model to determine the fair value of the stock-based compensation that it grants to employees and non-employees.  The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock.  The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Stock-Based Compensation Expense (Continued)

The Company used its share price history to determine volatility and cannot predict how the price of its shares of common stock will react on the open market in the future since its common stock has only been trading on the OTC Bulletin Board since March 30, 2006.  As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

The Company recognized $1,202,632 and $1,616,853 of stock compensation expense during the years ended December 31, 2009 and 2008, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized in the future.

Net deferred tax assets consisted of the following components at December 31, 2009 and 2008, respectively:

	December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$5,722,311	$5,250,900
Depreciation	2,995	2,000
Deferred revenue	35,953	30,800

Deferred tax liabilities:
Depreciation	-0-	-0-

Valuation allowance	(5,761,259)	(5,283,700)

Net deferred tax asset	$—	$—

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Income Taxes (Continued)

At December 31, 2009, the Company had net operating loss carry-forwards of approximately $14,672,600 that may be offset against future taxable income from the years 2010 through 2030. No tax benefit has been reported in the December 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as well as similar state and foreign provisions.  These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively.  Subsequent ownership changes could further affect the limitation in future years.  These annual limitation provisions may result in the expiration of certain net operating losses and credits before utilization.

In calculating the amount of pretax income from continuing operations for the years ended December 31, 2009 and 2008, the amount of income tax calculated under accounting principles generally accepted in the United States of America differed from the amount of income tax determined under United States federal and state income tax provisions as follows:

	December 31,
	2009	2008

Book income	$(840,961)	$(1,189,852)
Meals and entertainment	1,512	9,971
Stock compensation	331,990	653,973
Valuation allowance	526,811	525,908

	$—	$—

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Loss Per Share

Basic loss per share is based on the weighted average number of shares of the Company’s common stock outstanding during the applicable year, and is calculated by dividing the reported net loss for the applicable year by the weighted average number of shares of common stock outstanding during the applicable year.   The Company calculates diluted loss per share by dividing the reported net loss for the applicable year by the weighted average number of shares of common stock outstanding during the applicable year as adjusted to give effect to the exercise of all potentially dilutive options and warrants outstanding at the end of the year.  A total of 18,200,515 and 16,838,092 shares of common stock underlying options and warrants that were outstanding on December 31, 2009 and 2008, respectively, have been excluded from the computation of diluted earnings per share because they are anti-dilutive.  As a result, basic loss per share was equal to diluted loss per share for each year.

	For the Years Ended December 31,
	2009	2008

Net loss as reported	$(2,156,309)	$(3,050,902)
Weighted average number of shares outstanding – basic and diluted	62,062,407	46,796,331
Loss per share – basic and diluted	$(0.03)	$(0.07)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less on the date of purchase to be cash equivalents.

Financial Instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts payable, accrued liabilities and other short-term liabilities in the consolidated balance sheet approximate their fair value due to the short-tem maturity of these instruments and obligations.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Derivative Financial Instruments

The Company has issued common stock and warrants to certain consultants to the Company and has evaluated the terms and conditions of the common stock and warrants to determine whether the warrants represented embedded or freestanding derivative instruments under the provisions of ASC Topic 815 (“ASC 815”).  The Company determined that the warrants did not represent freestanding derivative instruments and that the warrants did not meet the requirements for liability classification under ASC 815.  As a result, the fair value of the warrants is reflected in the Company’s additional paid-in capital.  The fair value of the Company’s derivative financial instruments are estimated using the Black-Scholes pricing model which takes into consideration the estimated term of the warrants, the volatility of the price of the Company’s common stock, interest rates and the probability that the warrants will be exercised.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line basis over the estimated useful lives of the related assets.  The estimated useful lives of the Company’s property and equipment are as follows:

Computer equipment	3 years
Computer software	3 years
Furniture and fixtures	7 years
Telephone equipment	5 years
Website equipment	3 years

The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets are expensed as incurred.  When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.  Recoverability is measured by comparison of the carrying amount of the assets to the future undiscounted net cash flows that the assets are expected to generate.  If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of these assets exceeds the fair value of the assets.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 2.  Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now codified as ASC Topic 855 (“ASC 855”) which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date (i.e., whether that date represents the date the financial statements were issued or were available to be issued). These new provisions are effective for interim or fiscal periods ending after June 15, 2009.  The adoption of these provisions did not have a material impact on the Company’s financial condition and results of operations.

In June 2009, the FASB issued guidance now codified as ASC Topic 105 (“ASC 105”) as the single source of authoritative nongovernmental U.S. GAAP.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents have been superseded and all other accounting literature not included in the FASB ASC is considered non-authoritative.  These new provisions are effective for interim and annual periods ending after September 15, 2009 and, accordingly, are effective for the Company for the current fiscal reporting period.  The adoption of these provisions did not have an impact on the Company’s financial condition and results of operations.

Note 3.  Property and Equipment

Property and equipment consisted of the following at December 31, 2009 and 2008:

	Amount
	2009	2008
Asset
Computers	$60,708	$60,708
Software	6,109	6,109
Furniture	27,968	27,968
Telephone	80,780	80,780
Website	106,477	106,477
Less: accumulated depreciation	(266,299)	(248,200)

Net property and equipment	$15,743	$33,842

Depreciation expense for the years ended December 31, 2009 and 2008 was $18,099 and $35,708, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 4.   Deposits

Deposits consist primarily of cash reserves held by merchant processors that the Company uses to process credit card transactions and the security deposit held by the lessor of the Company’s office space.  Each agreement that the Company has entered into with merchant processors contains a standard provision that gives the merchant processors the right to withhold funds from the proceeds generated by the Company through the sale of its membership programs through credit card transactions.  The amount of the reserves may be increased or decreased by each merchant processor at any time based on the perceived risk exposure of the merchant processor.  The merchant processors are required to return the amount of funds that they withhold from the proceeds within no less than six months and no more than nine months of the date such funds were originally withheld.  As a result, the Company expects to receive all such funds within six to nine months of the date such funds were originally withheld by the merchant processors.

As of September 30, 2009, the Company had a total of $97,828 in deposits.  Of this amount, $75,000 was being held by PowerPay Payment Systems, Inc., $19,000 was being held by the lessor of the Company’s office space and the rest was being held by other business partners of the company.  As of December 31, 2008, the Company had a total of $106,828 in deposits.  Of this amount, $75,000 was being held by PowerPay Payment Systems, Inc., $12,828 was being held by PayTran Payment Systems and $19,000 was being held by the lessor of the Company’s office space.

Note 5.  Commitments and Contingencies

The Company’s material commitments and contingencies consist of an operating lease for its office space in Pennsylvania and employment agreements with its executive officers.

Operating Leases

The Company is a party to a lease for its office facility located in Horsham, Pennsylvania which was most recently amended in November 2009.  The amendment extended the term of the lease from May 31, 2010 to May 31, 2013.  The amendment provides for an initial monthly rent payment of $7,214 and an initial monthly operating expense payment of approximately $6,160.  The Company will be required to make minimum annual rent payments of approximately $86,500, $90,000 and $93,500, respectively, and estimated annual operating expense payments of approximately $74,000 (subject to periodic increases) during the three-year term of the amendment.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 5.  Commitments and Contingencies (Continued)

Employment Agreements

The Company is a party to employment agreements with each of its current executive officers.  Future minimum payments under these employment agreements are as follows:

Fiscal Year	Amount

2010	$965,749
2011	88,527
$1,054,276

Note 6.  2006 Stock Incentive Plan

On February 2, 2006, the Company adopted the National Health Partners, Inc. 2006 Stock Incentive Plan.  Under the plan, 4,500,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards.  As of December 31, 2008, all shares of common stock had been issued under the plan.  The plan terminates on February 1, 2016.  On February 6, 2006, the Company filed a registration statement on Form S-8, File No. 333-131589, with the Securities and Exchange Commission (“SEC”) covering the public sale of the 4,500,000 shares of common stock available for issuance under the plan.

Note 7.  2008 Stock Incentive Plan

On April 7, 2008, the Company adopted the National Health Partners, Inc. 2008 Stock Incentive Plan.  Under the plan, 3,000,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards.  As of December 31, 2008, all shares of common stock had been issued under the plan.  The plan terminates on April 6, 2018.  On April 10, 2008, the Company filed a registration statement on Form S-8, File No. 333-150177, with the SEC covering the public sale of the 3,000,000 shares of common stock available for issuance under the plan.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 8.  401(k) Plan

On January 15, 2007, the Company adopted the National Health Partners, Inc. 401(k) Plan. Under the plan, eligible employees may elect to contribute up to 100% of their compensation to the plan each year, subject to certain limitations imposed by the Internal Revenue Service.  The Company contributes 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution.  The Company contributed $7,206 and $35,707 to the plan during the years ended December 31, 2009 and 2008, respectively.

Note 9.  Common Stock and Warrants

The Company’s authorized capital consisted of 100,000,000 shares of common stock, $0.001 par value per share, at December 31, 2009 and 2008, respectively, of which 73,894,754 and 52,586,281 shares of common stock were outstanding at December 31, 2009 and 2008, respectively.  Warrants exercisable into a total of 8,143,372 and 7,661,592 shares of the Company’s common stock were outstanding on December 31, 2009 and 2008, respectively.

The Company estimates the fair value of warrants issued for services on the date of grant by using the Black-Scholes pricing model.  Under this model, the Company used the following weighted-average assumptions to determine the fair value of the warrants that have been issued for services: a dividend yield of zero percent, an expected volatility of 282%, a risk-free interest rate of 3.5% and a remaining contractual term of two years.  The Company follows ASC Topic 505 (“ASC 505”) to recognize the fair value of warrants granted.  Under ASC 505, the fair value of the warrants should be recognized as the services are rendered.  The Company is recognizing the cost of services evenly over the term of the agreements since the services are being rendered on an ongoing basis during the term of the agreements.

Non Capital-Raising Transactions

In January 2008, the Company terminated its agreement with Trident Marketing International, Inc.  As a result, the remaining 50,000 shares underlying the restricted stock award granted to it in March 2007 failed to vest and were canceled by the Company in accordance with the terms of the restricted stock award.

In January and February 2008, the Company issued a total of 330,000 shares of common stock to three consultants pursuant to individual consulting agreements. The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $113,300, all of which was recognized as expense during the year ended December 31, 2008.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Non Capital-Raising Transactions (Continued)

In February 2008, the Company issued 240,000 shares of common stock to the holder of a promissory note in partial consideration for the extinguishment of debt.  The shares were issued at the closing price of the Company’s common stock on the date the agreement was executed for total consideration of $60,000, all of which was recognized as expense during the year ended December 31, 2008.

In April 2008, the Company issued a total of 2,700,000 shares of common stock to consultants for marketing and advisory services pursuant to individual consulting agreements.  The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $1,246,900.  The Company recognized $554,874 and $692,026 of expense during the years ended December 31, 2009 and 2008 in connection with the issuance of these shares.

In December 2008, the Company issued a total of 1,385,525 shares of common stock to five consultants pursuant to individual consulting agreements. The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $87,704. The Company recognized $64,902 and $16,746 of expense during the years ended December 31, 2009 and 2008, respectively, in connection with the issuance of these shares.

In December 2008, the Company issued 690,000 and 523,500 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during 2008 and payable to each of them as of December 31, 2008.  The shares were valued at $0.055 per share for total consideration of $66,743, all of which was recognized as expense during the year ended December 31, 2008.

In January 2009, the Company issued 600,000 shares of common stock to a consultant pursuant to a consulting agreement. The shares were valued at the closing price of the Company’s common stock on the date the agreement was executed for total consideration of $30,000, all of which was recognized as expense during the year ended December 31, 2009.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Non Capital-Raising Transactions (Continued)

In June 2009, the Company issued 500,000 and 405,000 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during the three months ended March 31, 2009 and payable to each of them as of March 31, 2009.  The shares were valued at $0.09 per share for total consideration of $81,450, all of which was recognized as expense during the year ended December 31, 2009.

In December 2009, the Company issued 1,864,286 and 1,556,143 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during the nine months ended December 31, 2009 and payable to each of them as of December 31, 2009.  The shares were valued at $0.07 per share for total consideration of $239,430, all of which was recognized as expense during the year ended December 31, 2009.

Capital-Raising Transactions

In February 2008, the Company completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.

In February 2008, the Company sold one Class A warrant exercisable into 500,000 shares of common stock, one Class B warrant exercisable into 1,000,000 shares of common stock and one Class C warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrant had an exercise price of $0.20 per share, was exercisable until February 29, 2008, and expired at the end of the exercise period.  The Class B warrant had an exercise price of $0.30 per share, was exercisable until June 30, 2008, was callable by the Company if certain criteria are satisfied, and expired at the end of the exercise period.  The Class C warrant had an exercise price of $0.40 per share, was exercisable until December 31, 2008, was callable by the Company if certain criteria are satisfied, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Capital-Raising Transactions (Continued)

In February 2008, the Company completed a private offering of Class A warrants exercisable into 600,000 shares of common stock for aggregate cash proceeds of $60.  The Class A warrants were sold in units comprised of one Class A warrant at a purchase price of $1.00 per unit.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until March 28, 2008, and expired at the end of the exercise period.

In April 2008, the Company completed a private offering of 500,000 shares of common stock and Class A warrants exercisable into 500,000 shares of common stock for aggregate gross proceeds of $75,000.  The Company paid finder fees consisting of 75,000 shares of common stock and a Class A warrant exercisable into 75,000 shares of common stock in connection with this offering.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until April 18, 2008, and expired at the end of the exercise period.

In June 2008, the Company completed a private offering of 675,000 shares of common stock, Class A warrants exercisable into 675,000 shares of common stock and Class B warrants exercisable into 675,000 shares of common stock for aggregate cash consideration of $108,000.  These securities were sold in units comprised of one share of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.16 per unit.  The Company paid finder fees consisting of 101,250 units identical to the units sold in the offering.  The Company agreed to provide each investor with an opportunity to include all shares of common stock and all shares of common stock issued upon the exercise of the warrants in any registration statement that the Company files with the SEC for the purposes of a public offering of the Company’s securities (excluding registration statements on Forms S-4 or S-8).  The Class A warrants were initially exercisable into one share of common stock at an exercise price of $0.20 per share, were exercisable during a period of 90 days beginning on the date of grant, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date of grant and ending on December 31, 2008, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Capital-Raising Transactions (Continued)

In July 2008, the Company sold 3,000,000 shares of common stock and one Class A warrant exercisable into 3,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $750,000.  The Company paid finder fees consisting of 225,000 shares of common stock and a Class A warrant exercisable into 225,000 shares of common stock and cash consideration of $56,250 in connection with this offering.  The Class A warrants had an exercise price of $0.30 per share, were exercisable for a period commencing on the date of grant and ending on December 31, 2009, and expired at the end of the exercise period.

In July 2008, the Company completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.20 per share, were exercisable until December 31, 2008, and expired at the end of the exercise period.

During the year ended December 31, 2008, the Company received aggregate gross proceeds of $597,415 from the exercise of warrants held by the Company’s security holders.  The Company issued a total of 3,463,250 shares of its common stock in connection therewith at exercise prices ranging between $0.12 and $0.40 per share.

In April 2009, the Company completed a private offering of 5,346,000 shares of its common stock and Class A warrants exercisable into 2,673,000 shares of common stock for aggregate cash consideration of $200,475.  The shares were sold in units consisting of two shares of common stock and one Class A warrant at a purchase price of $0.075 per unit.   The Company paid finder fees consisting of 400,900 units identical to the units sold in the offering.  The Class A warrants had an exercise price of $0.075 per share, were exercisable during the period commencing on the date of grant and ending September 30, 2009, and expired at the end of the exercise period.

In May 2009, the Company sold 2,000,000 shares of common stock and Class A warrants exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100,000.  The Company paid finder fees consisting of 200,000 shares of common stock and 100,000 Class A warrants.  The Class A warrants had an exercise price of $0.075 per share, were exercisable during the period commencing on the date of grant and ending December 31, 2009, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Capital-Raising Transactions (Continued)

In July 2009, the Company completed a private offering of 500,000 shares of its common stock and Class A warrants exercisable into 250,000 shares of common stock for aggregate cash consideration of $30,000.  The shares were sold in units consisting of two shares of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.12 per unit.   The Class A warrants had an exercise price of $0.06 per share, were exercisable during the period commencing on the date of grant and ending December 31, 2009, and expired at the end of the exercise period.

In July 2009, the Company sold 2,000,000 shares of common stock and Class A warrants exercisable into 2,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100,000.  The Company paid finder fees consisting of 200,000 shares of common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In August 2009, the Company completed a private offering of 2,150,000 shares of its common stock, Class A warrants exercisable into 1,075,000 shares of common stock and Class B warrants exercisable into 1,075,000 shares of common stock for aggregate cash consideration of $107,500.  The shares were sold in units consisting of two shares of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.10 per unit.   The Class A warrants had an exercise price of $0.05 per share, were exercisable during the period commencing on the date of grant and ending December 31, 2009, and expired at the end of the exercise period.   The Class B warrants have an exercise price of $0.10 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In October 2009, the Company completed a private offering of 1,004,560 shares of its common stock and Class A warrants exercisable into 502,280 shares of common stock for aggregate cash consideration of $50,228.  The shares were sold in units consisting of two shares of common stock and one Class A warrant at a purchase price of $0.10 per unit.   The Company paid finder fees consisting of 150,684 shares of common stock and Class A warrants exercisable into 75,342 shares of common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 9.  Common Stock and Warrants (Continued)

Capital-Raising Transactions (Continued)

In November 2009, the Company completed a private offering of 700,000 shares of its common stock and Class A warrants exercisable into 350,000 shares of common stock for aggregate cash consideration of $35,000.  The shares were sold in units consisting of two shares of common stock and one Class A warrant at a purchase price of $0.10 per unit.   The Company paid finder fees consisting of 105,000 shares of common stock and Class A warrants exercisable into 52,500 shares of common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.

In November 2009, the Company completed a private offering of Class A warrants exercisable into 2,000,000 shares of common stock for aggregate cash consideration of $1,000.  The Company paid finder fees consisting of Class A warrants exercisable into 300,000 shares of common stock.  The Class A warrants had an exercise price of $0.04 per share, were exercisable during the period commencing on the date of grant and ending December 31, 2009, and expired at the end of the exercise period.

In November 2009, the Company sold 1,000,000 shares of common stock and Class A warrants exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $50,000.  The Company paid finder fees consisting of 150,000 shares of common stock and Class A warrants exercisable into 150,000 shares of common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

During the year ended December 31, 2009, the Company received aggregate gross proceeds of $3,750 from the exercise of warrants held by one of the Company’s security holders.  The Company issued a total of 75,000 shares of its common stock in connection therewith at an exercise price of $0.05 per share.

Note 10.  Stock Options

Stock options exercisable into a total of 10,057,143 and 9,176,500 shares of the Company’s common stock were outstanding on December 31, 2009 and 2008, respectively.  The weighted average exercise price of the stock options outstanding on December 31, 2009 and 2008 was $0.37 and $0.41, respectively.  The Company estimates the fair value of its stock options on the date of grant by using the Black-Scholes pricing model in accordance with the provisions of ASC 718.  Under the Black-Scholes pricing model, the Company used the following weighted-average assumptions to determine the fair value of the stock options issued: a dividend yield of zero percent, an expected volatility of between 221% and 290%, a risk-free interest rate of between 2.25% and 4.76% and a remaining contractual life of between 9.15 and 9.95 years.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 10.  Stock Options (Continued)

In January 2008, the Company issued a stock option to a new employee to acquire 100,000 shares of common stock.  The option has an exercise price of $0.23 per share, which was the closing sales price of the Company’s common stock on the date of grant, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $22,997 on the date of grant. The Company recognized $5,745 and $5,383 of expense during the years ended December 31, 2009 and 2008, respectively, in connection with the issuance of this option.

In March 2008, the Company issued a stock option to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst to acquire 400,000 shares of common stock.  Each option has an exercise price of $0.28 per share, which was the closing sales price of the Company’s common stock on the date of grant, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The options have a term of 10 years and had a total value of $335,962 on the date of grant. The Company recognized $84,163 and $83,933 of expense during the years ended December 31, 2009 and 2008, respectively, in connection with the issuance of these options.

In December 2008, the Company issued a stock option to Patricia S. Bathurst to acquire 286,500 shares of common stock in full payment of deferred salary compensation that was earned by her during 2008 and payable to her as of December 31, 2008.  The option has an exercise price of $0.055 per share and was vested in full on the date of grant.  The option has a term of 10 years and was valued at $15,754 on the date of grant, all of which was recognized as expense during the year ended December 31, 2008.

In June 2009, the Company issued a stock option to Patricia S. Bathurst to acquire 225,000 shares of common stock in full payment of deferred salary compensation that was earned by her during the three months ended March 31, 2009 and payable to her as of March 31, 2009.  The option has an exercise price of $0.09 per share and was vested in full on the date of grant.  The option has a term of 10 years and was valued at $20,245 on the date of grant, all of which was recognized as expense during the year ended December 31, 2009.

In December 2009, the Company issued a stock option to Patricia S. Bathurst to acquire 855,643 shares of common stock in full payment of deferred salary compensation that was earned by her during the nine months ended December 31, 2009 and payable to her as of December 31, 2009.  The option has an exercise price of $0.07 per share and was vested in full on the date of grant.  The option has a term of 10 years and was valued at $59,872 on the date of grant, all of which was recognized as expense during the year ended December 31, 2009.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 10.  Stock Options (Continued)

A summary of the stock options issued during the years ended December 31, 2009 and 2008 is set forth below.  No stock options were exercised during the years ended December 31, 2009 and 2008.

		Weighted-
		Average
		Exercise
	Shares	Price

Outstanding, December 31, 2007	7,660,000	$0.45

Granted	1,586,500	0.24
Expired	(70,000)	0.55

Outstanding, December 31, 2008	9,176,500	$0.41

Granted	1,080,643	0.07
Expired	(200,000)	0.60

Outstanding, December 31, 2009	10,057,143	$0.37

Exercisable, December 31, 2008	6,834,000	$0.42
Exercisable, December 31, 2009	8,479,643	$0.37

Year Ended December 31,	Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price

2008	$0.055 – $0.88	9,176,500	9.32	$0.41
2009	$0.055 – $0.88	10,057,143	9.39	$0.37

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 11.  Related-Party Transactions

In March 2008, the Company issued a stock option to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst to acquire 400,000 shares of common stock.  Each option has an exercise price of $0.28 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The options have a term of 10 years.

In December 2008, the Company issued 690,000 and 523,500 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during 2008 and payable to each of them as of December 31, 2008.

In December 2008, the Company issued a stock option to Patricia S. Bathurst to acquire 286,500 shares of common stock in full payment of deferred salary compensation that was earned by Ms. Bathurst during 2008 and payable to her as of December 31, 2008.  The option has an exercise price of $0.055 per share, was vested in full on the date of grant, and has a term of 10 years.

In June 2009, the Company issued 500,000 and 405,000 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during the three months ended March 31, 2009 and payable to each of them as of March 31, 2009.

In June 2009, the Company issued a stock option to Patricia S. Bathurst to acquire 225,000 shares of common stock in full payment of deferred salary compensation that was earned by her during the three months ended March 31, 2009 and payable to her as of March 31, 2009.  The option has an exercise price of $0.09 per share and was vested in full on the date of grant.

In December 2009, the Company issued 1,864,286 and 1,556,143 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during the nine months ended December 31, 2009 and payable to each of them as of December 31, 2009.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

Note 11.  Related-Party Transactions (Continued)

In December 2009, the Company issued a stock option to Patricia S. Bathurst to acquire 855,643 shares of common stock in full payment of deferred salary compensation that was earned by her during the nine months ended December 31, 2009 and payable to her as of December 31, 2009.  The option has an exercise price of $0.07 per share and was vested in full on the date of grant.

Note 12.  Subsequent Events

The Company has performed an evaluation of subsequent events as of the date the financial statements were issued.  Other than the events noted below, the Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

In January 2010, the Company sold 1,000,000 shares of common stock and Class A warrants exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.04 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In February 2010, the Company sold 2,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $40,000.

In February 2010, the Company sold 2,000,000 shares of common stock and Class A warrants exercisable into 4,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.02 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.

In March 2010, Alex Soufflas resigned as the Company’s Chief Financial Officer, Executive Vice President and Secretary effective March 31, 2010.

In March 2010, we completed a private offering of 450,000 shares of our common stock for aggregate cash consideration of $10,125.  The Company agreed to file a registration statement with the SEC by March 31, 2010 to register the resale of all shares of common stock sold in the offering.

In March 2010, the Company completed a private offering of 3,200,000 shares of its common stock for aggregate cash consideration of 64,000.  The Company agreed to file a registration statement with the SEC by March 31, 2010 to register the resale of all shares of common stock sold in the offering.

3,935,000 Shares

NATIONAL HEALTH PARTNERS, INC.

Common Stock

P R O S P E C T U S

                              , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses incurred by us in connection with the sale of the common stock being registered by this registration statement.  All amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$12
Printing and engraving expenses	1,000
Accounting fees and expenses	3,000
Legal fees and expenses	5,000
Miscellaneous expenses	1,000

Total	$10,012

ITEM 14.               INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Indiana Business Corporation Law (the “IBCL”) provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Our articles of incorporation do not limit our obligations to so indemnify our directors.

The IBCL also provides that, unless the corporation’s articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  Our articles of incorporation do not limit our ability to so indemnify our officers.

We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCL.  In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCL, or otherwise.  We have not entered into any such agreements or obtained such insurance.

Reference is made to Item 17 for our undertakings with respect to indemnification of liabilities arising under the Securities Act.

ITEM 15.               RECENT SALES OF UNREGISTERED SECURITIES

Since March 1, 2007, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”):

In March 2007, we issued an option to acquire 40,000 shares of common stock to a new employee.  The option had an initial exercise price of $0.67 per share, vested in four equal annual installments commencing on the date of issuance, and had a term of 10 years.  The option expired in November 2007 after the employee was terminated.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2007, we issued a restricted stock award for 200,000 shares of common stock to an accredited investor in exchange for sales and marketing services.  The award was to vest in four equal quarterly installments commencing June 30, 2007 if certain performance criteria are achieved.  No part of the award vested because none of the performance criteria were achieved.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In August 2007, we sold 1,200,000 shares of common stock, one Class A warrant exercisable into 1,000,000 shares of common stock and one Class B warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $540,000.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 31, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  All Class A warrants had an exercise price of $0.60 per share, were exercisable for a period of 30 days commencing on the date the registration statement was declared effective by the SEC, and expired at the end of the exercise period.  All Class B warrants had an exercise price of $.80 per share, were exercisable until December 31, 2008, were callable by us if certain criteria had been satisfied, and expired at the end of the exercise period.  We paid finder fees in the amount of $64,800 and 60,000 shares of our common stock in connection with this offering.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In September 2007, we issued an option to acquire 100,000 shares of common stock to a non-executive employee.  The option has an initial exercise price of $0.50 per share, vests in four equal annual installments commencing on the first anniversary of the date of grant, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we issued options for an aggregate of 75,000 shares of common stock to three of our non-executive employees.  The options are exercisable at $0.51 per share and have a term of 10 years.  The options vested immediately on the date of grant with respect to 2,500 shares.  The options vest with respect to the remainder of the shares in three equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we issued an option to a non-executive employee for 15,000 shares of common stock.  The option is exercisable at $0.51 per share, has a term of 10 years, and vests in three equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we completed a private offering of 810,000 shares of our common stock, Class A warrants to acquire 810,000 shares of our common stock and Class B warrants to acquire 810,000 shares of our common stock for aggregate cash consideration of $243,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.30 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 121,500 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we issued an option to a new non-executive employee for 250,000 shares of common stock.  The option is exercisable at $0.45 per share, has a term of 10 years, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In November 2007, we completed a private offering of 500,000 shares of our common stock, Class A warrants to acquire 500,000 shares of our common stock and Class B warrants to acquire 500,000 shares of our common stock for aggregate cash consideration of $150,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.30 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 75,000 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we completed a private offering of 1,240,000 shares of our common stock, Class A warrants to acquire 1,240,000 shares of our common stock, and Class B warrants to acquire 1,240,000 shares of our common stock for aggregate cash consideration of $310,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.25 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 186,000 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we issued an aggregate of 950,000 shares of our common stock to two accredited investors in exchange for various consulting services to be rendered to us.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued to the consultants.  These securities were issued to two accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In December 2007, we completed a private offering of 555,000 shares of our common stock, Class A warrants to acquire 555,000 shares of our common stock, Class B warrants to acquire 555,000 shares of our common stock, and Class C warrants to acquire 555,000 shares of our common stock for aggregate cash consideration of $111,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant, one Class B warrant and one Class C warrant.  The units were sold at a purchase price of $0.20 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants, Class B warrants and Class C warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.22 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the date that is 90 calendar days after the effective date of the registration statement, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the date that was 180 calendar days after the effective date of the registration statement, were callable by us if certain criteria had been satisfied, and expired at the end of the exercise period.  The Class C warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the third anniversary of the effective date of the registration statement, and expire at the end of the exercise period.  We paid finder fees consisting of 83,250 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In January 2008, we issued an option exercisable into 100,000 shares of common stock to a new non-executive employee.  The option has an initial exercise price of $0.23 per share, vests in four equal annual installments commencing on the date of issuance, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In January and February 2008, we issued a total of 330,000 shares of our common stock to accredited investors in exchange for sales and marketing services.  These securities were issued to three accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we sold one Class A warrant exercisable into 500,000 shares of common stock, one Class B warrant exercisable into 1,000,000 shares of common stock and one Class C warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.20 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $0.30 per share, were exercisable until June 30, 2008, were callable by us if certain criteria had been satisfied, and expired at the end of the exercise period.  The Class C warrants had an exercise price of $0.40 per share, were exercisable until December 31, 2008, were callable by us if certain criteria had been satisfied, and expired at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we issued 240,000 shares of our common stock to an accredited investor in partial consideration for the extinguishment of debt.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we completed a private offering of Class A warrants exercisable into 600,000 shares of common stock for aggregate cash proceeds of $60.  The Class A warrants were sold in units comprised of one Class A warrant at a purchase price of $1.00 per unit.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until March 28, 2008, and expired at the end of the exercise period.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In April 2008, we sold 500,000 shares of common stock and one Class A warrant exercisable into 500,000 shares of common stock to an accredited investor for aggregate gross proceeds of $75,000. The Class A warrant had an exercise price of $0.12 per share, was exercisable for a period commencing on the date of grant and ending on April 18, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 75,000 shares of our common stock and a Class A warrant identical to the Class A warrants sold in this offering that is exercisable into 75,000 shares of our common stock in connection with this offering.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In June 2008, we completed a private offering of 675,000 shares of our common stock, Class A warrants exercisable into 675,000 shares of our common stock and Class B warrants exercisable into 675,000 shares of our common stock for aggregate cash consideration of $108,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant at a purchase price of $0.16 per unit.  We agreed to provide each investor with an opportunity to include all shares of common stock and all shares of common stock issued upon the exercise of the warrants in any registration statement that we file with the SEC for the purposes of a public offering of our securities (excluding registration statements on Forms S-4 or S-8).  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.20 per share, were exercisable during a period of 90 days beginning on the date of grant, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date of grant and ending on December 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 101,250 units identical to the units sold in the offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In July 2008, we sold 3,000,000 shares of our common stock and Class A warrants exercisable into 3,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $750,000.  These securities were sold in units comprised of one share of our common stock and one Class A warrant at a purchase price of $0.25 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date of grant and ending on December 31, 2009, and expire at the end of the exercise period.  We paid finder fees consisting of cash consideration of $56,250 and 225,000 units identical to the units sold in the offering.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In July 2008, we sold a Class A warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrant has an exercise price of $0.20 per share, is exercisable until December 31, 2008, and expires at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In April 2009, we completed a private offering of 5,346,000 shares of our common stock and Class A warrants exercisable into 2,673,000 shares of our common stock for aggregate cash consideration of $200,475.  The shares were sold in units consisting of two shares of our common stock and one Class A warrant at a purchase price of $0.075 per unit.   We paid finder fees consisting of 801,800 shares of our common stock and Class A warrants exercisable into 400,900 shares of our common stock.  Each warrant gave the holder the right to purchase one share of our common stock.  The Class A warrants had an exercise price of $0.075 per share, were exercisable during the period commencing on the date of grant and ending September 30, 2009, and expired at the end of the exercise period.   These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In May 2009, we sold 2,000,000 shares of common stock and Class A warrants exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100,000.  We paid finder fees consisting of 200,000 shares of common stock and 100,000 Class A warrants.  Each warrant gives the holder the right to purchase one share of our common stock.  The Class A warrants have an exercise price of $0.075 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2009, and expire at the end of the exercise period. These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In July 2009, we completed a private offering of 500,000 shares of our common stock and Class A warrants exercisable into 250,000 shares of our common stock for aggregate cash consideration of $30,000.  The shares were sold in units consisting of two shares of our common

stock and one Class A warrant at a purchase price of $0.12 per unit.   Each warrant gives the holder the right to purchase one share of our common stock. The Class A warrants have an exercise price of $0.06 per share, are exercisable until December 31, 2009 and expire at the end of the exercise period.   These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In July 2009, we sold 2,000,000 shares of common stock and Class A warrants exercisable into 2,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100,000.  We paid finder fees consisting of 200,000 shares of common stock.  Each warrant gives the holder the right to purchase one share of our common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period. These securities were issued to one accredited investor in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In August 2009, we completed a private offering of 2,150,000 shares of our common stock, Class A warrants exercisable into 1,075,000 shares of our common stock and Class B warrants exercisable into 1,075,000 shares of our common stock for aggregate cash consideration of $107,500.  The shares were sold in units consisting of two shares of our common stock, one Class A warrant and one Class B warrant at a purchase price of $0.10 per unit.  Each warrant gives the holder the right to purchase one share of our common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable until December 31, 2009 and expire at the end of the exercise period.   The Class B warrants have an exercise price of $0.10 per share, are exercisable until December 31, 2010 and expire at the end of the exercise period.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2009, we completed a private offering of 1,004,560 shares of our common stock and Class A warrants exercisable into 502,280 shares of our common stock for aggregate cash consideration of $50,228.  These securities were sold in units comprised of two shares of our common stock and one Class A warrant at a purchase price of $0.10 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.  We paid finder fees consisting of 150,684 shares of our common stock and Class A warrants exercisable into 75,342 shares of our common stock.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by November 18, 2009 to register all of the shares of our common stock issued in the offering and all of the shares of common stock underlying the Class A warrants issued in this offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In November 2009, we completed a private offering of 700,000 shares of our common stock and Class A warrants exercisable into 350,000 shares of our common stock for aggregate cash consideration of $35,000.  These securities were sold in units comprised of two shares of our common stock and one Class A warrant at a purchase price of $0.10 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.  We paid finder fees consisting of 105,000 shares of our common stock and Class A warrants exercisable into 52,500 shares of our common stock.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by November 18, 2009 to register all of the shares of our common stock issued in the offering and all of the shares of common stock underlying the Class A warrants issued in this offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In November 2009, we completed a private offering of Class A warrants exercisable into 2,000,000 shares of our common stock for aggregate cash consideration of $1,000.  The Class A warrants are initially exercisable into 100,000 shares of our common stock at an exercise price of $0.04 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.  We paid finder fees consisting of Class A warrants exercisable into 300,000 shares of our common stock.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by November 18, 2009 to register all of the shares of common stock underlying the Class A warrants issued in the offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In November 2009, we sold 1,000,000 shares of common stock and Class A warrants exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $50,000.  Each warrant gives the holder the right to purchase one share of our common stock.  The Class A warrants have an exercise price of $0.05 per share, are exercisable during the period commencing on the date of grant and ending May 31, 2010, and expire at the end of the exercise period.  We paid finder fees consisting of 150,000 shares of common stock and 150,000 Class A warrants.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by November 18, 2009 to register all of the shares of our common stock issued in the offering and all of the shares of common stock underlying the Class A warrants issued in this offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In January 2010, we sold 1,000,000 shares of our common stock and Class A warrants exercisable into 1,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.04 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2010, we sold 2,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000. These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2010, we sold 2,000,000 shares of our common stock and Class A warrants exercisable into 4,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $40,000.  The Class A warrants have an exercise price of $0.02 per share, are exercisable during the period commencing on the date of grant and ending December 31, 2010, and expire at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2010, we completed a private offering of 450,000 shares of our common stock for aggregate cash consideration of $10,125.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by March 31, 2010 to register all of the shares of our common stock issued in the offering and all of the shares of common stock underlying the Class A warrants issued in this offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2010, we completed a private offering of 3,200,000 shares of our common stock for aggregate cash consideration of $64,000.  We paid finder fees consisting of 285,000 shares of our common stock.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by March 31, 2010 to register all of the shares of our common stock issued in the offering and all of the shares of common stock underlying the Class A warrants issued in this offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

During the period beginning January 1, 2006 and ending March 24, 2010, we issued 2,931,646 unregistered shares of common stock upon the exercise of warrants at exercise prices ranging between $0.12 and $2.00 per share for aggregate gross cash proceeds of $757,812.  We issued these securities to a limited number of accredited investors in private offerings exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

We have issued options, restricted stock awards and/or shares of common stock to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst, our three executive officers.  A description of these securities is set forth under “Executive Compensation — Employment Contracts and Arrangements” of this prospectus.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 16.                                              EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit

3.1

Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement on Form SB-2, File No. 333-126315, initially filed with the SEC on June 30, 2005, as amended (“Registration Statement No. 333-126315”)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-126315)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-126315)

5.1	Opinion of Carson Boxberger LLP

10.1	Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-126315)

10.2	Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to Registration Statement No. 333-126315)

10.3	Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.4 to Registration Statement No. 333-126315)

10.4	Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-126315)

10.5†	Network Access Agreement, dated April 30, 2001, between the Company and Careington International Corporation (incorporated by reference to Exhibit 10.7 to Registration Statement No. 333-126315)

10.6†	Optum Services Agreement, dated October 1, 2001, between the Company and United HealthCare Services, Inc. (incorporated by reference to Exhibit 10.8 to Registration Statement No. 333-126315)

10.7†	Network Access and Repricing Agreement, dated September 1, 2002, between the Company and First Access, Inc. (incorporated by reference to Exhibit 10.9 to Registration Statement No. 333-126315)

10.8†	Network Leasing Agreement, dated December 18, 2003, between the Company and National Benefit Builders, Inc. (incorporated by reference to Exhibit 10.10 to Registration Statement No. 333-126315)

10.9†

AdvancePCS, L.P. Managed Pharmaceutical Benefit Agreement, dated July 1, 2001, between the Company and AdvancePCS, L.P. (incorporated by reference to Exhibit 10.11 to Registration Statement No. 333-126315)

10.10	Agreement of Lease, dated April 22, 2004, between Liberty Property Limited Partnership and the Company (incorporated by reference to Exhibit 10.12 to Registration Statement No. 333-126315)

10.11	Option to Acquire Shares of Common Stock, dated August 15, 2005, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.18 to Registration Statement No. 333-126315)

10.12

Employment Agreement, dated March 29, 2006, by and between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.45 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.13

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and David M. Daniels (incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.14

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.48 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.15

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.49 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.16

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.17

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.18

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.19

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and David M. Daniels (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.20

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.21

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.22

First Amendment to Lease Agreement dated March 13, 2007 by and between the Company and Liberty Property Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 19, 2007)

10.23

Restricted Stock Award, dated September 4, 2007, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.24

Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.25

Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.26

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.27

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.28

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.29

Option to Acquire Shares of Common Stock, dated December 30, 2008, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the SEC on March 25, 2009)

10.30

Option to Acquire Shares of Common Stock, dated June 15, 2009, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009)

10.31

Second Amendment to Lease Agreement dated November 13, 2009 by and between the Company and Liberty Property Limited Partnership (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on November 17, 2009)

10.32

Option to Acquire Shares of Common Stock, dated December 29, 2009, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed with the SEC on March 30, 2010)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on March 30, 2010)

23.1	Consent of HJ & Associates, LLC

23.2	Consent of Carson Boxberger LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

† Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been granted with respect to the omitted portions.

ITEM 17.                                              UNDERTAKINGS

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on March 30, 2010.

NATIONAL HEALTH PARTNERS, INC.

By:	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David M. Daniels	Chief Executive Officer and	March 30, 2010
David M. Daniels	Chairman of the Board (Principal Executive Officer)

/s/ Alex Soufflas	Chief Financial Officer	March 30, 2010
Alex Soufflas	(Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patricia S. Bathurst and Alex Soufflas, with full authority to act without the others, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David M. Daniels	Director	March 30, 2010
David M. Daniels

EXHIBIT INDEX

Exhibit	Exhibit Description

5.1	Opinion of Carson Boxberger LLP

23.1	Consent of H J & Associates, LLC

23.2	Consent of Carson Boxberger LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)